                                                                   EXHIBIT 10.49

================================================================================


                    REAL PROPERTY PURCHASE AND SALE AGREEMENT



                                   dated as of


                                  July 26, 2002


                                 by and between


                     WILLIAMS HEADQUARTERS BUILDING COMPANY,
                                   as Seller,

                        WILLIAMS TECHNOLOGY CENTER, LLC,
                                  as Purchaser,

                          WILLIAMS COMMUNICATIONS, LLC

                                       and

                      WILLIAMS COMMUNICATIONS GROUP, INC.,
                                 as Guarantors,

                                       and

                         WILLIAMS AIRCRAFT LEASING, LLC
                   (for the limited purposes set forth herein)

================================================================================

                    REAL PROPERTY PURCHASE AND SALE AGREEMENT

                  This REAL PROPERTY PURCHASE AND SALE AGREEMENT, dated as of July 26, 2002, by and between WILLIAMS HEADQUARTERS BUILDING COMPANY, a Delaware corporation ("Seller"), WILLIAMS TECHNOLOGY CENTER, LLC, a Delaware limited liability company ("Purchaser"), WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company ("WCL"), WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware corporation ("Communications," Communications and WCL being jointly and severally liable with Purchaser for all obligations of Purchaser set forth herein, collectively, "Guarantors") and WILLIAMS AIRCRAFT LEASING, LLC (formerly known as Williams Communications Aircraft, LLC), a Delaware limited liability company (for the limited purposes set forth herein).


                                   WITNESSETH:

                  WHEREAS, Seller owns the Acquired Assets (as defined below) relating to the office building and related facilities in Tulsa, Oklahoma, commonly known as the Williams Technology Center;

                  WHEREAS, Communications and its subsidiary, CG Austria, Inc., a Delaware corporation, which is not a party to this Agreement (collectively, the "Debtors") are debtors, having filed voluntary petitions on April 22, 2002, for relief pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code"), whose cases are pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and procedurally consolidated under Case No. 02-11957 (the "Bankruptcy Case");

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Acquired Assets, in the manner and subject to the terms and conditions set forth herein;

                  WHEREAS, each of Purchaser and WCL is a wholly owned subsidiary of Communications; and

                  WHEREAS, Guarantors will obtain benefits from the Purchaser's acquisition of the Acquired Assets and, in order to induce Seller to enter into this Agreement, Guarantors have agreed to jointly and severally guaranty Purchaser's obligations hereunder.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise, the following capitalized terms shall have the following meanings:

                  "Acquired Assets" shall mean, subject to Section 7.24, collectively, the fee simple title to the Real Property and the Improvements; all contract rights, subsurface rights, air rights, easements, privileges, servitudes, appurtenances and other rights belonging to or inuring to the benefit of Seller and appurtenant to the Real Property and Improvements (including, without limitations, the Skywalk); all documents, specifications and plans related to the Real Property and Improvements; all Licenses and Permits; and all other rights, easements, titles, interests, privileges and appurtenances of Seller related to and used in connection with the construction, ownership, use, operation or management of the Real Property and Improvements, as expressly set forth in this Agreement; and all Personal Property.

                  "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

                  "Agreed Allocation" has the meaning set forth in Section 2.06.

                  "Agreement" shall mean this Real Property Purchase and Sale Agreement, together with the Schedules and Exhibits hereto, as amended, supplemented or otherwise modified from time to time.

                  "Aircraft" shall mean the aircraft leased pursuant to the Aircraft Dry Leases.

                  "Aircraft Dry Leases" shall mean (a) the Aircraft Dry Lease (N358WC) dated as of September 13, 2001 by and between Williams Aircraft Leasing, LLC (formerly known as Williams Communications Aircraft, LLC), as "Lessor", and WCL, as "Lessee", and/or (b) the Aircraft Dry Lease (N359WC) dated as of September 13, 2001 by and between Williams Aircraft Leasing, LLC (formerly known as Williams Communications Aircraft, LLC), as "Lessor", and WCL, as "Lessee".

                  "Allocated Lease Principal" shall have the meaning set forth in Section 7.21.

                  "Applicable Law" shall mean any applicable law, regulation, rule, order, judgment or decree.

                  "April Agreement" shall mean the agreement dated as of April 19, 2002 by and among Debtors, WCL, certain subsidiaries of Communications, certain bondholders, and certain Lenders under the WCG Bank Facility.

                  "Bank Agent" shall mean Bank of America, N.A., as agent under the WCG Bank Facility.

                  "Bankruptcy Case" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Code" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same are applicable to the Bankruptcy Case.

                  "Bill of Sale" shall mean the Special Warranty Bill of Sale and Assignment covering all of the Personal Property, to be executed by Seller in favor of Purchaser in substantially the form attached hereto as EXHIBIT A.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close or are otherwise generally closed.

                  "Cash Portion of the Purchase Price" has the meaning set forth in Section 2.02(a).

                  "Center" shall mean the multi-story office building located on the Center Parcel commonly known as One Technology Center or the Williams Technology Center.

                  "Center Parcel" shall mean that portion of the Real Property more particularly described in SCHEDULE 1, which shall include the air rights associated with the Skywalk; provided, however, the description on said Schedule shall be deemed to be amended for purposes of this Agreement to reflect the description for such property on the Initialed Title Commitment and the Survey.

                  "Central Plant" shall mean the equipment, fixtures, piping, wiring, machinery, and all other items of personal property comprising the plant for chilled and hot water production and circulation, and electricity generation and transmission located in the basement of the Center in the Central Plant Space and on the Cooling Tower Parcel.

                  "Central Plant Lease" shall mean that certain Lease Agreement originally entered into between Purchaser, as "Landlord," and Seller, as "Tenant," effective as of April 23, 2001, as amended from time to time, pertaining to the Central Plant; it being understood between Purchaser and Seller that Purchaser shall be the landlord and that Seller shall be the tenant upon completion of Closing.

                  "Central Plant Space" shall mean that portion of the basement of the Center located in the Improvements which is described in the Central Plant Lease.

                  "Claims Purchase" shall mean the sale pursuant to the Claims Purchase Agreement by TWC (a) on its own behalf, of certain claims against Communications and (b) as agent for United States Trust Company of New York, a New York banking corporation, in its capacity as indenture trustee and securities intermediary under the Indenture dated as of March 28, 2001, among WCG Note Trust, a special purpose statutory business trust created under laws of Delaware, WCG Note Corp., Inc., a special purpose corporation organized under the laws of the state of Delaware, as co-issuers of certain Senior Secured Notes due 2004, and the Indenture Trustee, of that certain Senior Reset Note due 2008 issued by Communications to the WCG Note Trust.

                  "Claims Purchase Agreement" shall mean that certain Purchase and Sale Agreement dated as of the date hereof between TWC, as "Seller," and Leucadia National Corporation, as "Purchaser."

                  "Closing" has the meaning set forth in Section 2.03.

                  "Closing Date" has the meaning set forth in Section 2.03.

                  "Closing Documents" shall mean all documents and other instruments contemplated to be delivered pursuant to this Agreement or the Transactions at Closing.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case.

                  "Communications" has the meaning set forth in the preamble hereof.

                  "Contracts" shall have the meaning set forth in Section 7.19.

                  "Construction Agreement" shall mean that certain Agreement of Purchase and Sale and Construction Completion effective as of February 26, 2001 between Seller, as "Seller," and WCL, as "Purchaser."

                  "Construction Documents" shall have the meaning set forth in
Section 7.24.

                  "Construction Warranties" shall have the meaning set forth in
Section 7.24.

                  "Cooling Tower Parcel" shall mean the real property upon which the cooling towers relating to the Central Plant are located, as described in
SCHEDULE 3.

                  "Corridor" shall have the meaning set forth in Section 7.19.

                  "Debtors" has the meaning set forth in the recitals hereof.

                  "Deed" shall mean the Special Warranty Deed covering the Real Property, those portions of the Acquired Assets that constitute real property, the Improvements and all of

Seller's right, title and interest in and to the Skywalk, excluding, however, Seller's interest in and to the Central Plant, in substantially the form attached hereto as EXHIBIT B.

                  "Disposition" shall have the meaning set forth in Section
7.21.

                  "Easement for Backup Generation" shall mean an easement agreement in a form reasonably acceptable to both Purchaser and Seller, in which Seller and its co-tenant shall grant to Purchaser certain easement rights to install and maintain Purchaser's backup electrical generation equipment.

                  "Existing Construction Claims" shall have the meaning set forth in Section 7.24.

                  "Fee" shall have the meaning set forth in Section 7.21.

                  "Financing Statements" shall mean proper UCC-1 or the appropriate equivalent, for filing under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the opinion of Seller, desirable to perfect the security interests lien created by the Purchase Money Mortgage.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or quasi-governmental body or agency or other regulatory authority or agency.

                  "Guarantors" shall have the meaning set forth in the preamble hereof.

                  "Improvements" shall mean, collectively, all buildings, structures, fixtures, facilities, parking structures and areas, and other improvements partially or completely constructed and located on or connected with the Real Property or the Skywalk, except those expressly excepted in the definition of Acquired Assets.

                  "Initialed Title Commitment" shall mean the Title Commitment, marked and redated to the Closing Date and initialed by a representative of the Title Company, insuring Purchaser's fee simple title to the Real Property, the Improvements and those portions of the Acquired Assets which constitute real property interests (including all recorded appurtenant easements, insured as separate legal parcels), with gap coverage from Seller through the date of recording, subject only to the Permitted Exceptions and containing such endorsements and affirmative coverages as may be reasonably required by Purchaser, including without limitation, a Non-Imputation Endorsement.

                  "Insured Property" has the meaning set forth in Section 4.04.

                  "Legal Opinion" shall mean an opinion from Oklahoma counsel reasonably satisfactory to Seller addressed to Seller and its successors and assigns dated as of the Closing Date opining as to the enforceability of the Purchase Money Note, the enforceability of, and the perfection of the security interests granted pursuant to the Purchase Money Mortgage and Financing Statements, and such other matters incident to the Transactions contemplated herein, which shall be in form and substance reasonably satisfactory to Seller.

                  "Lenders" shall mean the lenders under the WCG Bank Facility.

                  "Licenses and Permits" shall mean collectively all of the direct or indirect right, title and interest of Seller in and to all licenses, permits, building permits, certificates of occupancy, approvals, government orders, resolutions, dedications, subdivision maps and entitlements issued, approved or granted by any Governmental Entity in connection with the Real Property and Improvements, together with all renewals and modifications thereof.

                  "Management Agreement" shall mean the Management Services Agreement, dated April 23, 2001, between Seller, as "Manager," and Purchaser, as "Owner," under which Seller manages the Acquired Assets (exclusive of the Parking Garage and Parking Garage Parcel), as amended from time to time.

                  "Master Lease" shall mean the Master Lease dated as of September 13, 2001, by and between Seller, as "landlord," and Purchaser, as "tenant," covering the Real Property and Improvements.

                  "Members" shall mean the members of the Committee.

                  "Monthly Debt Service" shall have the meaning set forth in
Section 7.21.

                  "Mortgage Title Policy" shall mean a title commitment, marked and redated to the Closing Date and initialed by a representative of the Title Company, to issue a 1992 ALTA title insurance policy dated and effective as of the Closing Date, issued by the Title Company in an amount not less than the face amount of the Purchase Money Note insuring the first priority lien of the Purchase Money Mortgage, subject only to Permitted Exceptions and containing such endorsements and affirmative coverages as Seller shall reasonably require, including without limitation, a Non-Imputation Endorsement, if and to the extent available.

                  "New Communications" has the meaning set forth in Section
4.11.

                  "Non-Foreign Entity Certification" has the meaning set forth in Section 2.04(d).

                  "Parking Garage" shall mean those Improvements which are located on the Parking Garage Parcel.

                  "Parking Garage Parcel" shall mean that portion of the Real Property more particularly described in SCHEDULE 5; provided, however, the description on said Schedule shall be deemed to be amended for purposes of this Agreement to reflect the description for such property on the Initialed Title Commitment and the Survey.

                  "Permitted Exceptions" shall mean those exceptions set forth on EXHIBIT D.

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Personal Property" shall mean, collectively, all of the tangible and intangible (other than goodwill and any other intangible property that is severable from Seller's "interest in real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto) personal property constituting a portion of the Acquired Assets including, without limitation, the Category 1 FF&E and Category 2 FF&E, each as defined in the Master Lease, and any personal property hereafter acquired pursuant to the Construction Agreement.

                  "Plan" shall mean any chapter 11 plan of reorganization with respect to the Debtors as it may be altered, amended, modified or supplemented from time to time in accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules.

                  "Prior Purchase and Sale Agreement" shall mean that certain Agreement of Purchase and Sale, as amended, among Purchaser, as "Seller," Seller, as "Purchaser," and WCL, as "Guarantor," effective as of September 13, 2001.

                  "Purchase Money Mortgage" shall mean the Mortgage With Power of Sale, Security Agreement, Assignments of Leases, Rents and Profits, Financing Statement and Fixture Filing to be granted at Closing in favor of Seller by Purchaser in a form reasonably acceptable to both Seller and Purchaser.

                  "Purchase Money Note" shall mean the note to be issued at Closing by Purchaser and Communications, as co-issuers, and guaranteed by WCL, in favor of Seller in a form reasonably acceptable to both Seller and Purchaser, which note shall be in the principal amount of One Hundred Million Dollars ($100,000,000) and secured by the Purchase Money Mortgage.

                  "Purchase Price" has the meaning set forth in Section 2.02.

                  "Purchaser" has the meaning set forth in the preamble hereof.

                  "Real Property" shall mean the Center Parcel and the Parking Garage Parcel.

                  "Sales Tax Certificate" has the meaning set forth in Section 2.04(g).

                  "Seller" has the meaning set forth in the preamble hereof.

                  "Settlement Agreement" shall mean the agreement dated as of July 26, 2002 between TWC, Debtors, the Committee, and Leucadia National Corporation, providing for, inter alia, this Agreement and the Transactions.

                  "Skywalk" shall mean an elevated pedestrian bridge and support structure, connecting the Parking Garage to the Center Parcel over a portion of South Cincinnati Avenue and a portion of East First Street, Tulsa, Oklahoma, that is approximately twenty-seven feet (27') above the driving lanes of such streets, together with the air rights for the three (3) dimensional space within which it is suspended.

                  "Survey" has the meaning set forth in Section 4.06.

                  "Tax" or "Taxes" shall mean all taxes, duties, levies, interest, penalties or other assessments imposed by any Taxing Authority, including gross receipts, excise, personal and real property (including leaseholds and interests in leaseholds), sales, gain, use, license, custom duty, Transfer Taxes, unemployment, capital stock, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

                  "Tax Determination" shall have the meaning set forth in
Section 6.01(c).

                  "Tax Return" shall mean any return (including estimated returns), report, information return, statement, declaration or other document (including any related or supporting information), and any amendment thereof, filed or required to be filed with any Taxing Authority.

                  "Taxing Authority" shall mean any federal, state, local or foreign governmental authority responsible for the determination, assessment or collection of any Tax.

                  "Termination Date" shall have the meaning set forth in Section 7.21.

                  "Title Commitment" shall mean a Commitment for Title Insurance to be issued by the Title Company on behalf of Lawyers Title Insurance Corporation.

                  "Title Company" shall mean Guaranty Abstract Company of Tulsa, Oklahoma, or another title company reasonably satisfactory to Purchaser.

                  "Title Policy" shall mean the 1992 ALTA owner's title insurance policy or policies dated and effective as of the Closing Date, to be issued by the Title Company based upon the Initialed Title Commitment in an amount not less than the Purchase Price (and reinsured in a manner acceptable to Purchaser).

                  "Title/Survey Cap" has the meaning set forth in Section 4.05.

                  "Transactions" shall mean all the transactions provided for or contemplated by this Agreement.

                  "Transfer Tax" shall mean any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto.

                  "TWC" shall mean The Williams Companies, Inc., a Delaware corporation.

                  "Utility Services Agreement" shall mean the Utility Services Agreement, dated as of April 23, 2001, between Purchaser, as "Customer," and Seller, as "Owner," as amended from time to time.

                  "WCG Bank Facility" shall mean the Amended and Restated Credit Agreement dated as of September 8, 1999, as amended, among WCL, as borrower, Communications, as guarantor, the Bank Agent, the Lenders, The Chase Manhattan Bank, as syndication agent, Salomon Smith Barney Inc. and Lehman Brothers, Inc., as joint lead arrangers and joint bookrunners with respect to the Incremental Facility referred to therein, and Salomon Smith Barney Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., Inc., as co-documentation agents.

                  "WCL" shall have the meaning set forth in the preamble hereof.

                                   ARTICLE II

                             SALE OF ACQUIRED ASSETS

         Section 2.01. Sale of Acquired Assets. On the terms, and subject to the conditions, set forth in this Agreement, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, all of Seller's right, title and interest in and to the Acquired Assets (but as to any Licenses and Permits comprising part of the Acquired Assets, only to the extent assignable), subject to all existing leases (provided however, that the Master Lease under which Purchaser is the lessee will be merged into the feehold and extinguished at Closing) and agreements listed on SCHEDULE 2.01 or otherwise entered into in accordance with the Management Agreement (including, without limitation, the Central Plant Lease, the Construction Agreement, the Prior Purchase Agreement, the Management Agreement and the Utility Services Agreement, as the same may be modified pursuant to the Settlement Agreement) and Permitted Exceptions.

         Section 2.02. Closing Payment. In consideration for the purchase by Purchaser of the Acquired Assets, on the Closing Date Purchaser shall pay to Seller (or such other party or parties as Seller shall direct) One Hundred Fifty Million Dollars ($150,000,000) in the aggregate (the "Purchase Price") as follows:

                  (a) Fifty Million Dollars ($50,000,000) (the "Cash Portion of the Purchase Price") in immediately available funds, which shall be reduced by the amount of $5,200,000, reflecting net credits in favor of Purchaser pursuant to the Construction Agreement.

                  (b) One Hundred Million Dollars ($100,000,000) in the form of the Purchase Money Note (which amount may be reduced in accordance with Section 7.21 hereof).

         Section 2.03. Closing. The sale referred to in Section 2.01 (the "Closing") shall take place at 10:00 A.M., New York time, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, simultaneously with the satisfaction or waiver of all of the conditions set forth in Article V hereof, or at such other time and date as Seller and Purchaser shall agree ("Closing Date").

         Section 2.04. Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser (unless previously delivered), the following:

                  (a) a duly executed and acknowledged Deed in favor of Purchaser;

                  (b) a duly executed Bill of Sale in favor of Purchaser;

                  (c) evidence reasonably satisfactory to Purchaser and the Title Company that the Persons executing the Closing Documents on behalf of Seller have full right, power and authority to execute same and that Seller has the full right, power and authority to perform its obligations thereunder;

                  (d) a duly executed and acknowledged certificate (the "Non-Foreign Entity Certification") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Code in substantially the form attached hereto as EXHIBIT C;

                  (e) possession of the Acquired Assets, subject to the Permitted Exceptions;

                  (f) the Initialed Title Commitment;

                  (g) an Oklahoma Sales Tax report to cover any sales tax assessed on the tangible Personal Property, or the written certification of Seller (which shall also be executed by Purchaser), stating that no tangible Personal Property sales tax is payable;

                  (h) an assignment agreement, executed by Seller, assigning to Purchaser all of Seller's right, title and interest in any general guarantees and warranties (including the Construction Warranties) now or hereafter given in connection with the operation, construction, improvement, alteration or repair of the Real Property and the Improvements;

                  (i) the consents listed on Schedule 3.01(e);

                  (j) an ALTA Statement, Gap Indemnity and such other affidavits and indemnities as may be reasonably required by the Title Company in forms reasonably acceptable to the Title Company;

                  (k) the Easement for Backup Generation, duly executed and acknowledged by Seller and its co-tenant; and

                  (l) all other previously undelivered documents required by this Agreement to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions.

         Section 2.05. Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller (unless previously delivered), the following:

                  (a) the Cash Portion of the Purchase Price (less the amount of the credit specified in Section 2.02(a) hereof) by wire transfer of immediately available funds to the account or accounts identified by Seller;

                  (b) the Financing Statements and the duly executed (and acknowledged as required) Purchase Money Note and Purchase Money Mortgage, together with all other documents and instruments contemplated by the foregoing;

                  (c) evidence reasonably satisfactory to Seller and the Title Company that the Persons executing the Closing Documents on behalf of Purchaser, Communications and WCL have full right, power and authority to execute same and that each of Purchaser, Communications and WCL has the full right, power and authority to perform its obligations thereunder;

                  (d) the Mortgage Title Policy;

                  (e) the duly executed Legal Opinion; and

                  (f) all other previously undelivered documents required by this Agreement to be delivered by Purchaser to Seller at or prior to the Closing in connection with the Transactions.

         Section 2.06. Agreed Allocation. Purchaser and Seller agree that the fair market value allocation of the Purchase Price among the Acquired Assets (the "Agreed Allocation") is set forth on SCHEDULE 2.06. The provisions of this
Section 2.06 shall survive the Closing without limitation.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations of Seller. Seller represents and warrants to Purchaser as follows:

                  (a) Seller is (i) a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and (ii) authorized under the laws of the State of Oklahoma to conduct business in Oklahoma;

                  (b) Seller has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by it and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Seller will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

                  (e) Except as set forth in SCHEDULE 3.01(e), none of the execution and delivery of this Agreement or the other agreements and instruments contemplated by this Agreement to be executed by Seller, the consummation by Seller of the Transactions or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of Seller's charter or bylaws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Seller is a party or by which Seller or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Seller or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity;

                  (f) No broker, finder or other Person acting under Seller's authority is entitled to any broker's commission or other fee in connection with the Transactions for which Purchaser could be responsible;

                  (g) Seller has not received notice of, nor does Seller have knowledge of, any presently pending or threatened condemnation, eminent domain or other actions, litigation, proceedings, or any special assessments of any nature with respect to the Acquired Asset, except as may be set forth in the Permitted Exceptions;

                  (h) Except as contemplated by this Agreement and the Transactions or as set forth on SCHEDULE 3.01(h), Seller has not entered into any contracts or agreements which materially and adversely affect the Acquired Assets and which will survive the Closing and be binding on the Purchaser, other than as may be set forth in the Permitted Exceptions or entered into pursuant to and in accordance with the Management Agreement;

                  (i) The Real Property, Improvements and Personal Property are free and clear from all liens, claims and encumbrances, other than the Permitted Exceptions and any liens, claims and encumbrances resulting from any act or omission of Purchaser, its Affiliates, agents, employees, licensees, invitees or any other Person acting by or on behalf of Purchaser;

                  (j) Seller has not received notice from any Governmental Entity which has not been complied with asserting that the Acquired Assets are in violation of any laws, ordinances and regulations (including, but not limited to, any environmental and hazardous substance laws, ordinances and regulations); and

                  (k) Seller has obtained all Licenses and Permits required in connection with the Acquired Assets by any Governmental Entity, and Seller is not aware of any violations thereunder.

                  (l) Except for the representations and warranties contained in this Section 3.01, neither Seller nor any other Person makes any other express or implied representation or warranty to Purchaser or upon which Purchaser may rely in connection with this Agreement or the Transactions.

         Section 3.02. Representations of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                  (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) Purchaser has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Purchaser (including without limitation the Purchase Money Mortgage and the Purchase Money
         Note) and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Purchaser will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

                  (e) Except as set forth in SCHEDULE 3.02(e), none of the execution and delivery of this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Purchaser (including without limitation the Purchase Money Mortgage and the Purchase Money Note), nor the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of Purchaser's charter or operating agreement, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation application to Purchaser or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity;

                  (f) As lessee under the Master Lease, Purchaser is currently in possession of the Real Property and Improvements and is familiar with the other Acquired Assets and (i) is a sophisticated Person with respect to the purchase of the Acquired Assets, (ii) is able to bear the economic risk associated with the purchase of the Acquired Assets,
         (iii) has adequate information concerning the business and financial condition of the Debtors and the status of the Bankruptcy Case and the Acquired Assets to make an informed decision regarding the purchase of the Acquired Assets, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Seller, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon Seller's express representations and warranties in this Agreement. Purchaser acknowledges that Seller has not given Purchaser any investment advice, credit information or opinion on whether the purchase of the Acquired Assets is prudent; and

                  (g) No broker, finder or other Person acting under the authority of Purchaser is entitled to any broker's commission or other fee in connection with the Transactions for which Seller could be responsible.

         Section 3.03. Representations of Communications. Communications hereby represents and warrants to Seller as follows:

                  (a) Communications is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) Communications has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Communications (including without limitation the Purchase Money Note) and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by Communications and this Agreement constitutes the valid and binding obligation of Communications, enforceable against Communications in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Communications will be a valid and binding obligation of Communications, enforceable against Communications in accordance with its terms; and

                  (e) Except as set forth in SCHEDULE 3.02(e), none of the execution and delivery of this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by Communications (including without limitation the Purchase Money Note), nor the consummation by Communications of the Transactions or compliance by Communications with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of Communications' charter or by-laws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Communications is a party or by which Communications or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation application to Communications or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity.

         Section 3.04. Representations of WCL. WCL hereby represents and warrants to Seller as follows:

                  (a) WCL is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) WCL has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by WCL (including without limitation the Purchase Money Note) and to perform its obligations hereunder and thereunder;

                  (c) This Agreement has been duly executed and delivered by WCL and this Agreement constitutes the valid and binding obligation of WCL, enforceable against WCL in accordance with its terms;

                  (d) When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by WCL will be a valid and binding obligation of WCL, enforceable against WCL in accordance with its terms; and

                  (e) Except as set forth in SCHEDULE 3.02(e), none of the execution and delivery of this Agreement and any other agreements or instruments contemplated by this Agreement to be executed by WCL (including without limitation the Purchase Money Note), nor the consummation by WCL of the Transactions or compliance by WCL with any of the provisions hereof or thereof will (i) conflict with or constitute a breach of or default under any of WCL's charter or by-laws, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which WCL is a party or by which WCL or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation application to WCL or any of its properties or assets or (iv) require any order, consent, approval or authorization of, notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Entity.

         Section 3.05. Survival. All the representations and warranties set forth in this Article III shall survive the Closing.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         Section 4.01. Pre-Closing Covenants. Seller covenants and agrees that from and after the date of this Agreement Seller shall:

                  (a) not amend any lease concerning the Acquired Assets nor execute any new lease, license, or other agreement affecting the ownership or operation of the Acquired Assets, without Purchaser's prior written approval, except in accordance with the terms of the Management Agreement;

                  (b) not enter into any contract with respect to the ownership and operation of the Acquired Assets that will survive the Closing, without Purchaser's prior written consent, except in accordance with the terms of the Management Agreement;

                  (c) not take any action that would reasonably be expected to adversely affect the use, occupancy or value of the Acquired Assets except as permitted in respect of Seller's rights set forth in the paragraph defining "Acquired Assets" in Section 1.01;

                  (d) promptly deliver to Purchaser any notice received by Seller (i) asserting a violation of Applicable Law or (ii) in respect of a condemnation of the Real Property, the Improvements or any portion of the Acquired Assets that constitute real property interests; and

                  (e) operate and manage the Acquired Assets in accordance with the terms of the Management Agreement.

         Section 4.02. Taxes; Closing Costs. Purchaser and Seller each agree to pay their respective attorneys' fees and one-half of any and all Taxes assessed or levied as a result of the execution and delivery of this Agreement or the Closing Documents (including all recording and filing fees and other charges in respect thereof) and all fees, expenses and charges incurred in connection with the Closing and/or the Transactions; provided, however, all fees, expenses, premiums and charges incurred by or on behalf of, or payable to, the Title Company in connection with the issuance of the Title Policy and Mortgage Title Policy shall be borne and paid solely by Purchaser.

         Section 4.03. Reserved.

         Section 4.04. Closing Prorations (a) Purchaser acknowledges and agrees that Purchaser is now and after Closing shall continue to be solely responsible for all real property and personal property ad valorem taxes and any annual special assessments relating to the Acquired Assets, and therefore, such Taxes will not be pro rated in connection with the transfer of the Acquired Assets.

                  (b) All rents and other charges under the Master Lease shall be pro rated between Seller and Purchaser on a per diem basis as of 11:59 P.M. on the day immediately preceding the Closing Date. For purposes of such pro rations, Purchaser shall be deemed the owner of the Acquired Assets for the entire Closing Date.

         Section 4.05. Title Insurance. Seller will use its best efforts to assist Purchaser in obtaining the Title Commitment and Title Policy, within the time periods set forth herein, including removing from title any liens or encumbrances which are not Permitted Exceptions; provided, however, that Seller shall not be obligated to cure or eliminate any encumbrances (other than existing mortgage and mechanic liens) to the extent that the cost to cure or eliminate same would exceed $100,000 (the "Title/Survey Cap"), but if Seller elects not to so cure or eliminate same, then Purchaser's sole remedy shall be that Purchaser shall be entitled to elect to terminate this Agreement or accept title and survey subject to such items after taking a $100,000 credit against the Cash Portion of the Purchase Price. Purchaser and Seller agree that the

Title/Survey Cap shall serve as a limitation of Seller's expenditures in compliance with its obligation hereunder to cure encumbrances and encroachments related to both title and survey.

         Section 4.06. Surveys. Seller shall deliver to Purchaser prior to Closing a survey of the Real Property, dated no earlier than the date of this Agreement, prepared by a surveyor licensed in Oklahoma and satisfactory to the Purchaser, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(b)(2), 13, 14, 15 and 16, and such other standards as the Title Company and Purchaser reasonably require as a condition to the removal of any survey exceptions from the Title Commitment, and certified to Purchaser, Seller and the Title Company, in a form and with a certification satisfactory to each of such parties (the "Survey"). The Survey shall not disclose any encroachment from or onto any of the Real Property or any portion thereof or any other survey defect which has not been cured or insured over to Purchaser's reasonable satisfaction prior to the Closing; provided, however, Seller shall not be obligated to cure or eliminate any such encroachments to the extent that the cost to cure or eliminate the same exceeds the Title/Survey Cap when combined with the costs to cure liens or encumbrances against title. Seller shall pay or commit to pay all fees, costs and expenses with respect to the Survey.

         Section 4.07. No Recording. The parties hereto agree that neither this Agreement nor any memorandum or affidavit concerning it shall be recorded in the land records of Tulsa County; provided, however, that upon Closing, the Deed, the Purchase Money Mortgage, the Financing Statements and any other Closing Documents or instruments necessary or desirable in Seller's opinion to consummate or evidence the Transactions shall be so recorded and filed, as applicable and appropriate.

         Section 4.08. Condition of Assets. SUBJECT ONLY TO ANY OBLIGATIONS OF SELLER WHICH MAY EXIST PURSUANT TO THE TERMS OF THE CONSTRUCTION AGREEMENT OR PRIOR PURCHASE AND SALE AGREEMENT TO THE EXTENT NOT PERFORMED PRIOR TO THE CLOSING, EACH OF PURCHASER AND THE GUARANTORS AGREES THAT AS PART OF THE CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT, THE ACQUIRED ASSETS BEING SOLD HEREUNDER ARE BEING SOLD AND CONVEYED (AND ARE BEING ACCEPTED BY PURCHASER) ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION AND WARRANTY (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPRESENTATION OR WARRANTY) OTHER THAN THE TITLE REPRESENTATION AND WARRANTY EXPRESSLY CONTAINED HEREIN WHICH IS IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, AND EACH OF PURCHASER AND THE GUARANTORS HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS WITH REGARD TO THE CONDITION OF THE ACQUIRED ASSETS AND ALL OBLIGATIONS AND LIABILITIES OF SELLER FOR OR WITH RESPECT TO DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES THEREFROM, AND ALL RIGHTS, CLAIMS AND REMEDIES OF EACH OF PURCHASER AND THE GUARANTORS, EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE WITH RESPECT THERETO, THE OWNERSHIP, USE OR OPERATION OF THE ACQUIRED ASSETS AND ANYTHING GIVEN OR SOUGHT TO BE IMPLIED FROM ANYTHING

SAID OR WRITTEN IN THE NEGOTIATIONS BETWEEN THE PARTIES HERETO OR THEIR REPRESENTATIVES PRIOR TO ENTERING INTO THIS AGREEMENT WITH RESPECT THERETO. ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY OR FITNESS OF THE ACQUIRED ASSETS (ENVIRONMENTAL OR OTHERWISE) IS EXPRESSLY EXCLUDED, INCLUDING BUT NOT LIMITED TO, AS APPLICABLE: (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (iii) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF PATENTS, LICENSES OR THE LIKE, OR ANY OTHER INTELLECTUAL PROPERTY; (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM EACH PARTY'S OR ITS ASSIGNS' NEGLIGENCE, ACTUAL OR IMPUTED; AND (v) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE ACQUIRED ASSETS, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO PURCHASER OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF WHATEVER DESCRIPTION. PURCHASER'S OBLIGATION TO PROCEED TO AND CONCLUDE CLOSING HEREUNDER IS CONDITIONED SOLEY ON THE SELLER'S COMPLIANCE WITH
SECTION 5.01 AND EACH OF PURCHASER AND THE GUARANTORS AGREES THAT ANY NON-COMPLIANCE EXISTING ON THE DATE HEREOF OR AT CLOSING BY ANY PARTY (OTHER THAN SELLER) TO ANY PROPERTY DOCUMENT OR OTHER DOCUMENTS OR AGREEMENT RELATING TO THE ACQUIRED ASSETS, SHALL NOT CONSTITUTE A DEFAULT BY SELLER HEREUNDER OR OTHERWISE PERMIT PURCHASER OR EITHER OF THE GUARANTORS TO TERMINATE THIS AGREEMENT OR TO OBJECT TO OR FAIL TO CONSUMMATE THE CLOSING ON THE CLOSING DATE.

                  Section 4.09. Make-Whole Provision. (a) As more explicitly set forth in the Purchase Money Note and Purchase Money Mortgage, if within one year of the date on which the Settlement Agreement is executed and filed with the Bankruptcy Court, Purchaser or any of its Affiliates directly or indirectly exchanges or disposes of (or enters into an agreement or agreements with respect thereto) any or all of the Acquired Assets (to any transferee other than an entity which has the same ultimate beneficial ownership as the transferor has immediately prior to such transfer) for an aggregate sales price in cash, obligations or other consideration in an amount greater than One Hundred Fifty Million Dollars ($150,000,000), Purchaser shall, on the date on which the consummation of such a transaction occurs, (i) prepay the Purchase Money Note in full and (ii) pay to Seller in immediately available funds (except as provided in Section 4.09(b)) to an account designated by Seller in writing, an amount equal to the product of (x) Fifty Percent (50%) multiplied by (y) the excess of the aggregate sales price over (A) One Hundred Fifty Million Dollars ($150,000,000) less (B) the amount equal to (i) the aggregate consideration received by Seller or any of its Affiliates in connection with the disposition of the Aircraft Dry Leases or (ii) the amount of proceeds received by Seller or any of its Affiliates in connection with the refinancing of the Aircraft pursuant to Section 7.21, which obligations shall be secured by the Purchase Money Mortgage. Purchaser agrees that it will notify Seller in writing within three (3) Business Days of entering into a transaction or agreement of the type specified in this Section 4.09.

         (b) In the event the consideration received or to be received by Purchaser in a transaction of the type set forth in Section 4.09(a) is to be paid in whole or in part other than in Dollars, for purposes of Section 4.09(a), the value of such consideration shall be mutually agreed between Purchaser and Seller. Notwithstanding anything in this Agreement to the contrary, in the event Purchaser receives non-Dollar consideration in a transaction of the type set forth in Section 4.09(a), unless otherwise agreed between Purchaser and Seller, any payment by Purchaser to Seller under Section 4.09(a) shall be made pro rata (based on the amount of non-Dollar consideration relative to the amount of Dollar consideration received by Purchaser in such transaction(s)) in such non-Dollar consideration.

         (c) The provisions of this Section 4.09 are set forth in more detail in the Purchase Money Note and Purchase Money Mortgage. In the event of any inconsistency between the provisions of this Section 4.09 and the provisions of the Purchase Money Note and Purchase Money Mortgage, the Purchase Money Note and Purchase Money Mortgage shall supersede and control.

         Section 4.10. Covenant to Satisfy Conditions. Each party hereto agrees to use all commercially reasonable best efforts to insure that the conditions set forth in Article V hereof are satisfied, insofar as such matters are within the control of such party.

         Section 4.11. Substitution of New Communications. In the event that Communications is reorganized under the Plan and/or a new entity succeeds to the equity and assets of Communications under the Plan (such reorganized or successor entity, "New Communications") prior to the Closing Date, the representations and warranties of Communications set forth herein shall apply to the New Communications as of the Closing Date and New Communications shall, with such changes as are necessary or desirable in the opinion of Seller or its counsel, (a) execute and deliver, as a co-issuer, the Purchase Money Note, (b) execute and deliver or cause the execution and delivery of such other documents and instruments required to be delivered on the Closing Date, and shall execute and deliver or cause the execution and delivery of such other documents and instruments and take such further actions, as may be necessary in order to consummate the Transactions and (c) shall otherwise assume all of Communications' rights and obligations under this Agreement and the Closing Documents, and otherwise in respect of the Transactions.

         Section 4.12. Further Assurances. Each party shall execute and deliver or cause the execution and delivery of such other documents and instruments and take such further actions, as may be necessary in order to ensure that the other party receives the full benefit of this Agreement. The obligations set forth in this Section 4.12 shall survive the Closing.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01. Conditions to Purchaser's Obligation to Effect the Closing. The obligation of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless validly waived in writing by Purchaser:

                  (a) Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                  (b) Seller's Performance of Covenants. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Seller to be performed or complied with by it under this Agreement.

                  (c) Injunctions. On the Closing Date, there shall not be any injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction that restrains, prohibits or limits, in whole or in part, the consummation of the Transactions.

                  (d) Consents. All consents identified in SCHEDULES 3.01(e) and 3.02(e) which are necessary to effect the Closing shall have been obtained.

                  (e) Closing Deliveries. Seller shall have made or cause to have been made all closing deliveries to Purchaser as set forth in
         Section 2.04.

The foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time and from time to time in its sole discretion.

         Section 5.02. Conditions to Seller's Obligation to Effect the Closing. The obligation of Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless waived in writing by Seller:

                  (a) Representations and Warranties. All of the representations and warranties of each of Purchaser and Guarantors set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                  (b) Purchaser's Performance of Covenants. Neither Purchaser nor either Guarantor shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

                  (c) Injunctions. On the Closing Date, there shall not be any injunction, writ, preliminary restraining order or other order in effect of any nature issued by a Governmental Entity of competent jurisdiction that restrains, prohibits or limits, in whole or in part, the consummation of the Transactions.

                  (d) Consents. All consents identified in SCHEDULE 3.02(e) and necessary to effect the Closing shall have been obtained.

                  (e) Closing Deliveries. Purchaser shall have made or cause to have been made all closing deliveries to Seller as set forth in Section 2.05.

                  (f) Claims Purchase. The Claims Purchase shall have been consummated or shall be consummated concurrently with the Closing.

The foregoing conditions are for the sole benefit of Seller and may be waived by Seller, in whole or in part, at any time and from time to time in its sole discretion.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.01. Termination. This Agreement may be terminated or abandoned at any time prior to the Closing Date:

                  (a) By the mutual written consent of Purchaser and Seller;

                  (b) By Purchaser or Seller by giving notice to the other of such termination if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) By Purchaser or Seller by giving notice to the other of such termination if the Bankruptcy Court denies approval of the Settlement Agreement;

                  (d) By Purchaser by giving notice to Seller if an order of the Bankruptcy Court approving the Settlement Agreement (including a determination (the "Tax Determination") by the Bankruptcy Court that no sales, use, excise tax or similar tax imposed pursuant to 68 O.S.
         Section 1354 by the State of Oklahoma or by the City or County of Tulsa or any other applicable local government authority shall be imposed on the Transactions) is not entered by October 15, 2002; provided, however, in the event the Tax Determination is not so obtained, Purchaser and Seller agree, subject to their respective rights to terminate this Agreement pursuant any provision hereof other than this
         Section 6.01(d), that Seller shall transfer its interest in the Acquired Assets to a limited liability company and shall cause the membership interests in such company to be sold to Purchaser, and Purchaser shall purchase same, on the terms and conditions provided herein, to the extent applicable to such transaction, and otherwise on customary terms and conditions consistent with this Agreement. Purchaser shall pay all fees, costs, expenses, Taxes (including the Taxes which are the subject of the Tax Determination) and charges, other than Seller's attorneys' fees, in connection with the transactions contemplated by this Agreement, including, without limitation, such fees, costs, expenses or Taxes resulting from, the restructuring of this Agreement pursuant to the foregoing; and/or

                  (e) By Purchaser or Seller by giving notice to the other of such termination if the Closing has not occurred on or before February 28, 2003; unless the failure of such consummation shall be due to the failure of such party to comply in all material respects with the representations, warranties, agreements and covenants contained herein or to be performed by such party on or prior to February 28, 2003.

         Section 6.02. Effect of Termination. In the event of the termination or abandonment of this Agreement by any party hereto pursuant to the terms of this Agreement, (i) written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination or abandonment of this Agreement is made, (ii) the Master Lease shall continue in full force and effect without regard to this Agreement and (iii) there shall be no liability or obligation thereafter on the part of Purchaser or Seller except
(A) as set forth in Section 7.07, (B) for fraud, and (C) for breach of this Agreement prior to such termination or abandonment of the Transactions.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement or the Closing Documents.

         Section 7.02. Extension; Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein, or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         Section 7.03. Reserved.

         Section 7.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

                  if to Purchaser to:

                  Williams Technology Center, LLC
                  One Technology Center
                  Tulsa, OK  74103
                  Mail Drop 15
                  Attention: P. David Newsome, General Counsel
                  Facsimile: (918) 547-2360

                  if to Seller to:

                  Williams Headquarters Building Company
                  One Williams Center
                  Tulsa, OK  74172
                  Mail Drop 41-3
                  Attention: Tami Carson, Esq.
                  Facsimile: (918) 573-5942

                  with a copy (which shall not constitute notice) to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, NY  10036
                  Attention: John Reiss, Esq.
                  Facsimile: (212) 354-8113

                  and

                  White & Case LLP
                  First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, FL  33131-2352
                  Attention: Thomas E. Lauria, Esq.
                  Facsimile: (305) 358-5744

                  or to such other address, telecopier number or person's attention as a party may from time to time designate in writing in accordance with this Section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery or telecopied, or (b) on the first Business Day after sending, if sent by overnight delivery, properly addressed and prepaid or (c) upon receipt, if sent by mail (regular, certified or registered); provided, however, that notice of change of address shall be effective only upon receipt. The parties agree that delivery of process or other papers in connection with any action or proceeding in connection with this Agreement in the manner provided in this Section 7.04, or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

         Section 7.05. Entire Agreement; Amendment. This Agreement and the Transactions constitute the entire agreement and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and, except as expressly provided herein (including, without limitation, as provided Sections 7.17 and 7.18) or therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof, including without limitation, the Master Lease, which shall be merged into the feehold and extinguished at Closing. This Agreement may only be modified or amended by a written instrument executed by the parties hereto.

         Section 7.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without giving effect to the provisions thereof relating to conflicts of law).

         Section 7.07. Remedies. (a) The parties hereto acknowledge and agree that any breach of the terms of this Agreement which is not cured within the applicable cure period set forth in Section 7.07(b), would give rise to irreparable harm for which money damages alone would not be an adequate remedy and accordingly the parties hereto expressly agree that the non-defaulting party shall be entitled to exercise any and all rights and remedies for such breach that it may have under applicable law including, without limitation, specific performance and injunctive or other equitable relief without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security in connection with such remedy; provided however, in no event shall the Guarantors be entitled to declare any default or pursue any rights or remedies against either Seller or Purchaser based upon any alleged default by either of such parties under this Agreement. If any litigation is commenced to enforce this Agreement or for any other remedy arising from a breach hereof, the prevailing party shall be entitled to an award for its reasonable fees and expenses in connection with such litigation.

                  (b) In the event there is a default by either Purchaser or Seller under the terms of this Agreement, the non-defaulting party shall give written notice of such default (with sufficient specificity to allow the defaulting party to determine the nature and extent of such default and to the extent possible, the manner in which such default can be remedied), and a period of thirty (30) days thereafter in which the defaulting party may cure such default, provided however, with respect to any such cure which by its nature, can not be accomplished during such period, such period shall be extended so long as the defaulting party has commenced such cure during such thirty (30) day period, and thereafter continuously and diligently prosecutes such cure thereafter. In the event a cure by the defaulting party is accomplished within such period, the parties shall be restored to their relative positions prior to the occurrence of such default as if no such default had taken place. The provisions of this Section 7.07 shall survive the Closing without limitation.

         Section 7.08. Jurisdiction. Purchaser and Seller each hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any Oklahoma State court or Federal court of the United States of America sitting in Tulsa County, and any appellate court from any thereof, but solely in any action or proceedings to enforce this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile, with the same effect as if all parties had signed the same document. All such counterparts are to be deemed an original, construed together and constitute one and the same instrument.

         Section 7.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         Section 7.11. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and not to affect the interpretation hereof.

         Section 7.12. Assignment. Neither this Agreement nor the rights or the obligations of any party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 7.12 will be void.

         Section 7.13. Successors and Assigns. This Agreement, including the representations, warranties and covenants contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their respective successors and permitted assigns.

         Section 7.14. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, their respective successors and permitted assigns, and the Persons identified as beneficiaries herein.

         Section 7.15. Publicity. The parties agree that until the filing of the Plan, or the date the Transactions are terminated or abandoned pursuant to
Article VI, neither Seller nor Purchaser nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without prior consultation with the other(s), except as may be (a) required by Applicable Law, which shall include such filings and/or statements as any party shall determine to be necessary or advisable in its reasonable judgment in order to comply with its obligations under the Securities Exchange Act of 1934, as amended, or (b) appropriate to the Debtors' administration of the Bankruptcy Case.

         Section 7.16. Interpretation. When a reference is made in this Agreement to a section, article, paragraph, exhibit or schedule, such reference shall be to a section, article, paragraph, exhibit or schedule of this Agreement unless clearly indicated to the contrary.

                  (a) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (b) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (c) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (d) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

                  (e) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (f) References to Dollars or $ are to United States Dollars.

         Section 7.17. Survival of Construction Obligations. Nothing contained in this Agreement, nor the closing of the Transactions contemplated hereby, shall in any way affect, modify, restrict or diminish any rights and obligations of Seller and Purchaser which may exist pursuant to the terms, covenants or conditions of the Construction Agreement or the Prior Purchase and Sale Agreement, including, without limitation, any insurance and indemnity obligations, as the same may be modified by the Settlement Agreement.

         Section 7.18. Survival of Central Plant Lease. Nothing contained in this Agreement, nor the closing of the Transactions contemplated hereby, shall in any way modify, restrict or diminish any of the rights, obligations or interests of the Seller or Purchaser under the Central Plant Lease, which shall remain in full force and effect for all purposes according to its terms without regard to (and without merger into or with) this Agreement and the Transactions contemplated hereby, as the same may be modified by the Settlement Agreement.

Section 7.19. AFE's. The parties hereby agree to the following regarding Seller's obligation to fund the Construction Contracts, the Interior Furniture and Fixtures Contracts, and the Future Interior Furniture and Fixtures Contracts (all as defined in the Construction Agreement, but collectively referred to for purposes of this Section 7.19 as the "Contracts"):

         (a) Seller shall continue to reimburse Purchaser for invoices paid by Purchaser pursuant to the terms of the Construction Agreement and the Contracts; the parties agree to continue their current course of dealing with regard to such reimbursement processes;

         (b) Seller's obligation for reimbursement under subparagraph (a) above shall be limited to a total reimbursement of $11,087,612.00 as of July 1, 2002 (the "Total Reimbursement"); provided, however, upon completion of the Contracts and payment by

         Purchaser of all outstanding invoices thereunder, Seller will pay to Purchaser the difference, if any, between the Total Reimbursement and the total amount reimbursed by Seller to such date. Seller shall pay any difference remaining to Purchaser within thirty (30) days of receipt of a detailed accounting of the amount due; if there are any disputes as to such amount due, Seller and Purchaser agree to work together in good faith to promptly resolve the dispute, and Seller shall pay any undisputed amount prior to expiration of the thirty-day period referred to above; and

         (c) Purchaser and Seller agree on the good faith estimate of $465,000 for the completion of the corridor connection between the Center and the adjoining Bank of Oklahoma Tower. Completion thereof shall be the sole responsibility of Seller, pursuant to Purchaser's sign-off and acceptance of construction drawings. No "true-up" shall be made between Purchaser and Seller upon completion of the corridor between the Center and the adjoining Bank of Oklahoma Tower (the "Corridor"). Purchaser agrees that upon expenditure by Seller of the Total Reimbursement and the completion of the Corridor, Seller shall have fulfilled its obligation in connection with the AFE's under the Contracts and the Construction Agreement, and in no event shall additional sums of money be due Purchaser in connection therewith; provided, however, the foregoing shall not be construed to limit Seller's obligations to expend money to fulfill Seller's other surviving obligations under the Construction Agreement.

         Section 7.20. Continuing Cooperation. Seller and Purchaser acknowledge and agree that the nature of the transactions contemplated by this Agreement necessitate that both before and after the Closing Date, both Seller and Purchaser, together with their respective Affiliates, will need to work together and cooperate on a continuing basis to (i) insure the satisfaction of the Seller's surviving obligations under this Agreement, the Construction Agreement and the Prior Purchase and Sale Agreement. Seller and Purchaser agree to cooperate in good faith and to cause each of their respective officers, employees, representatives, affiliates, agents and contractors to cooperate in good faith with the other party and all of its respective officers, employees, representatives, affiliates, agents and contractors, to accomplish such goals, Seller and Purchaser hereby acknowledging that such cooperation shall work for the mutual benefit of both parties.

         Section 7.21. Disposition of Aircraft Dry Leases. Seller, WCL and Purchaser agree that (A) TWC and Seller shall have the exclusive right to dispose of or refinance the Aircraft Dry Leases on commercially reasonable terms and at market rates prior to the Closing Date and (B) if TWC and Seller shall not have so disposed of or refinanced the Aircraft Dry Leases by the Closing Date, then on the Closing Date, TWC shall terminate the Aircraft Dry Leases and cause to be transferred to WCL or its designee, at the option of WCL, (i) title to the Aircraft (in which case the Purchaser shall be responsible for paying all applicable sales/excise taxes) or (ii) the entire ownership interest in the entity holding title to the Aircraft. Any such transfer shall be effectuated pursuant to documentation reasonably acceptable to the parties, containing such representations and warranties as are appropriate for such a transaction. Upon such transfer, WCL shall thereafter have the exclusive right to dispose of or refinance the Aircraft on commercially reasonable terms and at market rates. The Purchaser shall cause the net proceeds of any such disposition or refinancing (collectively, a "Disposition") to be paid at the closing of such Disposition to Seller or its designee. If such Disposition does not occur on or before the day which is 180 days after the Closing Date (the "Termination Date"), then WCL shall pay to TWC within three (3) Business Days after the Termination Date, an amount (the "Fee") equal to 3 times the difference between
(a) the amount of the last (monthly) installment of Rent (as such term is defined in each Aircraft Dry Lease) under each of the Aircraft Dry Leases which would have been payable prior to the Termination Date if the Aircraft Dry Leases were then still in effect and (b) that portion of the Monthly Debt Service (as defined below) payment which is attributable to $20,000,000 of principal under the Purchase Money Note. The Fee shall not be applied against the principal of the Purchase Money Note. On the Termination Date, all accrued and unpaid interest on the Purchase Money Note, together with interest which would accrue thereunder through the last day of the month in which such Termination Date occurs, shall be paid. Thereafter, commencing on the first day of the second month which commences after the Termination Date, the monthly installments of principal and interest under the Purchase Money Note (the "Monthly Debt Service") shall be changed to equal the sum of (A) the monthly payment amount which would be necessary to amortize a principal amount of $80,000,000 with interest on the unpaid principal thereof at a rate of 7% per annum in equal monthly installments over 360 months (but there shall be no corresponding reduction of the principal amount of the Purchase Money Note or extension of the maturity date thereof); and (B) the monthly Rent which would have been payable under each of the Aircraft Dry Leases (if they were then still in effect). A portion of each monthly Rent payment referred to in clause (B) above equal to the sum of the portions of the corresponding payments for the corresponding month under the Aircraft Dry Leases which would have been applied to principal thereunder (the "Allocated Lease Principal") shall be applied against the principal of the Purchase Money Note. Thereafter, upon the Disposition of the Aircraft, and application of the proceeds thereof against the principal of the Purchase Money Note (i) the sums specified in clause (B) above shall no longer be payable by WCL; and (ii) the fixed monthly payment amount referred to in clause (A) above shall, for the period commencing on the date of such Disposition and continuing thereafter for the remainder of the period to the scheduled maturity date of the Purchase Money Note, be changed to equal the product of (x) the original Monthly Debt Service under the Purchase Money Note and (y) a fraction, the numerator of which is $100,000,000 minus without duplication the Allocated Lease Principal, minus all other principal payments made under the Purchase Money Note and minus net proceeds of the Disposition of the Aircraft which were applied to reduce the outstanding principal of the Purchase Money Note, and the denominator of which is $100,000,000. Any net proceeds from the sale of the Aircraft Dry Leases or the Disposition of the Aircraft received by Seller or any of its Affiliates (i) prior to the Closing Date will be applied to reduce the portion of the Purchase Price to be financed under the Purchase Money Note by the amount of such proceeds; and (ii) following Closing will be applied to reduce the principal balance of the Purchase Money
Note in accordance with the terms hereof which shall be set forth in the Purchase Money Note.

         Section 7.22. Casualty/Condemnation. In the event all or any portion of the Real Property, Improvements, Acquired Assets which constitute real property interests, or Personal Property are damaged or destroyed or taken by eminent domain or condemnation prior to the Closing Date, each party shall notify the other of such fact promptly after obtaining knowledge thereof and this Agreement shall remain in full force and effect without abatement, counterclaim or set-off of any kind and, with respect to restoration and replacement thereof, and Seller and Purchaser shall comply with the applicable terms and conditions of the Master Lease and the

Construction Agreement to effect restoration; provided, however, on the Closing Date Seller shall assign, transfer, convey and release to Purchaser all of its rights, title and interest in and to any insurance proceeds or other amounts payable to Seller by reason of such casualty, condemnation or other taking.

         Section 7.23. License for Parking Structure. Seller agrees to obtain within a reasonable time after Closing the consent of the City of Tulsa to Seller's assignment to Purchaser of the License Agreement dated December 3, 1999, between Seller and the City of Tulsa and recorded in Book 6316 at Page 1299, in the Clerk's Office of Tulsa County, Oklahoma.

         Section 7.24. Construction Warranties

                  (a) Notwithstanding anything to the contrary contained herein, the term "Acquired Assets" shall not include, the (i) Central Plant, (ii) Manhattan Expansion Tower Contract, (iii) Manhattan Interior Design Contract,
(iv) HOK Expansion Project Contract and (v) HOK Interior Design Contract (with regard to clauses (ii)-(v), each as defined in the Construction Agreement and collectively referred to herein as the "Construction Documents"), but shall include all of Seller's right, title and interest in and to all construction and equipment warranties relating to the Real Property and Improvements (collectively, the "Construction Warranties") and all causes of action in connection with the Construction Warranties arising under or pursuant to the Construction Documents; provided, however, with respect to the Manhattan Expansion Tower Contract and Manhattan Interior Design Contract, the term "Acquired Assets" shall include only those Construction Warranties and causes of action which remain after Seller has completed its settlement of any existing claims and causes of action arising under or pursuant thereto (collectively "Existing Construction Claims"). Notwithstanding the foregoing, with respect to Manhattan Expansion Tower Contract and the Manhattan Interior Design Contract, the Seller shall not (A) waive any rights thereunder with respect to future causes of action with regard to the Center which are based on facts not known to Seller on the date hereof or (B) release the contractor thereunder from completion of the punchlist items created after consultation with Purchaser.

                  (b) Seller shall within thirty (30) days after substantial completion of its obligations under the Construction Agreement (or earlier upon written request of Purchaser to the extent necessary for Purchaser to commence a cause of action under the Construction Documents, but with respect to the Manhattan Expansion Tower Contract and the Manhattan Interior Design Contract, not before Seller shall have completed settlement of its Existing Construction Claims), assign to Purchaser all of Seller's beneficial interest in, to and under (but Purchaser shall not be obligated to assume any of Seller's obligations thereunder) the Construction Documents, subject to Seller's right to prosecute or defend its own claims arising under or relating to such contracts.

                  (c) The obligations set forth in this Section 7.24 shall survive the Closing.

         Section 7.25. Guaranty. Communications and WCL, by their execution of this Agreement, unconditionally and irrevocably jointly and severally guaranty the obligations of the Purchaser under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties below have executed this Real Property Purchase and Sale Agreement by their duly authorized officers as of the date first set forth above.

                                    WILLIAMS HEADQUARTERS BUILDING COMPANY



                                    By: /s/ Jack D. McCarthy
                                       -----------------------------------------
                                       Title: Vice President



                                    WILLIAMS TECHNOLOGY CENTER, LLC



                                    By: /s/ Howard E. Janzen
                                       -----------------------------------------
                                       Title:  President and CEO



                                    WILLIAMS COMMUNICATIONS, LLC



                                    By: /s/ Howard E. Janzen
                                       -----------------------------------------
                                       Title:  President and CEO



                                    WILLIAMS COMMUNICATIONS GROUP, INC.



                                    By: /s/ Howard E. Janzen
                                       -----------------------------------------
                                       Title:  President and CEO


                  Solely for the purposes set forth in Section 7.21:


                                    WILLIAMS AIRCRAFT LEASING, LLC

                                    By:  WILLIAMS AIRCRAFT, INC.,
                                           member


                                    By: /s/ Jack D. McCarthy
                                       -----------------------------------------
                                       Title: Vice President

                                                                  CONFORMED COPY

                                 SHORT TERM NOTE

$74,360,295.30
                                                                October 15, 2002

                  FOR VALUE RECEIVED, the undersigned, WILLIAMS TECHNOLOGY CENTER, LLC, a Delaware limited liability company having an address at One Technology Center, Tulsa, OK 74103 ("Borrower"), and, for the sole purpose and to the effect specified in Paragraph 22 hereof, WILTEL COMMUNICATIONS GROUP, INC., a Nevada corporation (formerly known as Williams Communications Group, Inc., a Delaware corporation, prior to its reorganization pursuant to the Plan) having an address at One Technology Center, Tulsa, OK 74103 ("WCG"), and WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company having an address at One Technology Center, Tulsa, OK 74103 ("WCL"), (Borrower, WCG and WCL being sometimes individually referred to herein as a "Maker" and collectively as the "Makers") jointly and severally, irrevocably, absolutely and unconditionally promise to pay WILLIAMS HEADQUARTERS BUILDING COMPANY, a Delaware corporation which, together with its successors and assigns of its interest in this note (this "Note"), is referred to in this Note as "Lender", at The Williams Companies, Inc., Attn: Corporate Treasury, Mail Drop 50-4, One Williams Center, Tulsa, Oklahoma 74172, or such other place as Lender may from time to time designate, the sum of SEVENTY FOUR MILLION THREE HUNDRED SIXTY THOUSAND TWO HUNDRED NINETY FIVE AND 30/100 DOLLARS ($74,360,295.30) (the "Loan") as described in and subject to the provisions of Paragraph 1(a) hereof, on the Maturity Date (as hereinafter defined), which sum includes principal and interest on principal from the date hereof to the Maturity Date at the applicable rates hereafter provided, payable in the manner specified below in lawful money of the United States. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Mortgage (as defined in Paragraph 2 hereof).

                  WHEREAS, Borrower is a wholly owned subsidiary of WCL and WCL is a wholly owned subsidiary of WCG;

                  WHEREAS, each Maker will obtain benefits from Lender's making the Loan and, in order to induce Lender to make the Loan, WCL and WCG have agreed to perform their obligations set forth herein; and

                  WHEREAS, it is a condition precedent to Lender's making the Loan to Borrower that Borrower and the other Makers shall have executed and delivered this Note;

                  NOW, THEREFORE, to satisfy the condition in the preceding paragraph and to induce Lender to make the Loan, in consideration thereof, and in consideration of the benefits to accrue to the Makers therefrom, the receipt and sufficiency of which are hereby acknowledged by the Makers, the Makers jointly and severally agree and covenant to comply with the terms and provisions hereof.

         1. Principal and Interest

                  The parties hereto acknowledge and agree that (i) the first page of this Note shall specify a stated face amount of $74,360,295.30 (the "Stated Face Amount"); (ii) the Stated Face Amount represents the sum of the original principal amount of $44,800,000 plus all accrued and capitalized interest payable thereon from the date hereof until the Maturity Date (hereinafter defined) pursuant to the terms of this Note and as set forth on Schedule A attached hereto; and (iii) the Stated Face Amount is based on the assumption that all of such original principal amount and all such accrued and capitalized interest shall be paid to Lender on the Maturity Date.

                  Principal shall be payable as follows and interest shall accrue and be payable as follows:

                  (a) On the date hereof the principal amount of the Loan is $44,800,000. Commencing on the date hereof and continuing thereafter through December 29, 2006 (the "Maturity Date"), interest on the outstanding principal of the Loan shall accrue at the following rates during the following periods and shall be capitalized to and become principal of the Loan at the end of each of such respective periods:

                  (i) Ten percent (10%) per annum from the date hereof through December 31, 2003 (all such interest that has accrued and remains unpaid during such period shall be capitalized to and become principal of the Loan on December 31, 2003);

                  (ii) Twelve percent (12%) per annum from January 1, 2004 through December 31, 2004 (all such interest that has accrued and remains unpaid during such period shall be capitalized to and become principal of the Loan on December 31, 2004);

                  (iii) Fourteen percent (14%) per annum from January 1, 2005 through December 31, 2005 (all such interest that has accrued and remains unpaid during such period shall be capitalized to and become principal of the Loan on December 31, 2005); and

                  (iv) Sixteen percent (16%) per annum from January 1, 2006 until the Maturity Date and if not paid by the Maturity Date, then at the Default Rate (as hereafter defined) until paid.

                  (b) If not sooner paid, the entire unpaid principal balance of this Note and all accrued but unpaid interest under this Note and all other sums payable under this Note shall be due and payable in full on the Maturity Date or such earlier date as same may become due and payable pursuant to the terms hereof.

                  (c) All payments by Borrower, including any fees and charges, payable hereunder or under any other Loan Document shall be made to Lender unconditionally and without deduction, setoff or counterclaim of any kind. If any payment hereunder becomes due and payable on a day which is not a Business Day (as hereinafter defined), the maturity thereof shall be extended to the next succeeding Business Day. As used herein, "Business Day" shall mean a day other than a Saturday, Sunday or day on which banks are authorized to be closed in Tulsa, Oklahoma.

                  (d) Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time at the place of payment on a day in which Lender is open for business shall be credited prior to the close of business. Any payment received after 2:00 p.m. local time at said place of payment on a day on which Lender is open for business shall be deemed to be received on the next succeeding Business Day.

                  (e) All payments received under this Note shall be applied to the payment of any outstanding fees, charges, advances, interest and principal in such order and amounts as Lender shall determine in its sole discretion. The Borrower may, in accordance with Paragraph 13 hereof, from time to time make prepayments without any premium or penalty of all or any part of the principal amount of the Loan by simultaneously paying accrued interest on the outstanding amount of principal then being prepaid hereunder at the applicable above-stated rates as of the prepayment date.

                  (f) In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to the Makers and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be due and payable upon demand.

                  (g) Interest payable on the unpaid principal balance shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each.

         2. Security

                  This Note is secured by that certain Mortgage with Power of Sale, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, of even date herewith, made by Borrower to Lender (the "Mortgage") to be recorded in the County Clerk's Office of Tulsa County, Oklahoma and that certain Pledge Agreement, of even date herewith, made by CG Austria, Inc., a Delaware Corporation to Lender (the "Pledge") (this Note, the Long-Term Note, the Mortgage, the Pledge and any other documents or instruments now or hereinafter entered into from time to time further evidencing or securing the indebtedness evidenced hereby, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, being collectively referred to herein as the "Loan Documents").

         3. Default; Acceleration

                  Upon the occurrence and during the continuance of any "Event of Default" (as defined in the Mortgage) (an "Event of Default"), the entire principal sum and all other sums payable hereunder and under the Loan Documents, together with all accrued interest thereon, shall at the option of Lender, immediately become due and payable, without notice or demand.

Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default.

         4. Late Payment Charge; Default Interest

                  In addition to the payment of all principal, interest and other fees or expenses payable under this Note, if any payment under this Note (whether of principal, interest or other fees or expenses and including the payment due on the Maturity Date) (i) is not paid within fifteen (15) days after the due date thereof, the Borrower shall pay to Lender without any requirement of notice or demand by Lender, a late payment charge equal to two percent (2%) of the amount of the delinquent payment, and (ii) is not paid by the due date thereof, then such unpaid amounts hereunder, together with all accrued but unpaid interest thereon, shall, on and from the original due date without any requirement of notice or demand by Lender, bear interest at the rate of two percent (2)% per annum greater than the interest rate otherwise then in effect pursuant to Paragraph 1(a) hereof (the "Default Rate"). THE MAKERS ACKNOWLEDGE AND AGREE THAT (x) LENDER'S ACTUAL DAMAGES RESULTING FROM ANY SUCH DEFAULT OR DELINQUENCY AND RELATING TO LOST USE OF FUNDS AND COSTS OF INTERNAL ADMINISTRATION OF DELINQUENT PAYMENTS HEREUNDER OR RELATING TO SUCH DEFAULT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN, AND (y) UNDER THE CIRCUMSTANCES IN EXISTENCE AS OF THE DATE HEREOF, INTEREST HEREUNDER ACCRUED AT THE DEFAULT RATE AND SUCH LATE CHARGE CONSTITUTE A REASONABLE LIQUIDATION OF SUCH DAMAGES AND DO NOT CONSTITUTE A PENALTY. No provision of this Note (including without limitation the provisions for a late payment charge, accrual of interest at the Default Rate, or for the continued accrual of interest on any amounts remaining unpaid after the Maturity Date) shall be construed as in any way excusing Borrower from its obligations to make each payment as and when due under this Note. Acceptance by Lender of any late charge and/or interest at the Default Rate shall not be deemed a waiver of any of Lender's rights and remedies hereunder or under the other Loan Documents.

         5. Costs of Collection

                  The Makers jointly and severally promise to pay (a) all costs and expenses reasonably incurred, including, without limitation, attorneys' fees and disbursements, if this Note or any portion of this Note is placed in the hands of any attorney for collection and such collection is effected without suit; (b) out-of-pocket attorneys' fees and disbursements reasonably incurred and all other costs, expenses and fees reasonably incurred by Lender in enforcing its rights under this Note or the other Loan Documents, including, without limitation, the institution of a judicial or foreclosure sale or other power of sale or a suit to collect all or any portion of amounts owing hereunder or thereunder or any appeals therefrom, until payment of the full amount due to Lender is made; and (c) all out-of-pocket costs and expenses reasonably incurred by Lender (including, without limitation, actual attorneys' fees and disbursements) in connection with any bankruptcy, insolvency or reorganization proceeding or receivership involving any of the Makers, including, without limitation, attorneys' fees and disbursements reasonably incurred in making any appearances in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding or any appeals therefrom.

         6. Certain Waivers

                  Except as otherwise expressly specified in this Note, the Mortgage or any of the other Loan Documents, each of the Makers jointly and severally waive diligence, grace, demand, presentment for payment, exhibition of this Note, protest and notice of protest and notice of nonpayment. Any payment by any of the Makers or other circumstance which by operation of law tolls any statute of limitations as to any of the Makers shall operate to toll the statute of limitations as to all of them. From time to time, without affecting the obligation of the Makers to pay the outstanding principal balance of this Note and observe the covenants contained herein, without giving notice to or obtaining the consent of the Makers, and without liability on the part of Lender, Lender may, at the option of Lender, extend the time for payment of said outstanding principal balance, or any part thereof, reduce the payments thereon, release anyone liable for any of said outstanding principal balance, accept a renewal of this Note, join in any extension or subordination agreement, release any security given in respect hereof, take or release other or additional security, and agree in writing with the Makers to modify the rate of interest and/or the Maturity Date or otherwise change the date(s) and/or amounts of payment(s) thereof.

                  No single or partial exercise of any power, right or privilege of Lender hereunder or under the other Loan Documents and no course of dealing between the Lender on the one hand and any one or more of the Makers on the other hand, shall operate as a waiver of or preclude other and further exercise thereof or the exercise of any other power, right or privilege of Lender. Lender shall at all times have the right to proceed against any portion of the Mortgaged Property pursuant to and in accordance with the Mortgage and/or against any one or more of the Makers in such order and in such manner as Lender may deem fit, without waiving any rights with respect to any of the other Makers or other portion of the Mortgaged Property. No delay, action or omission on the part of Lender in exercising any right or remedy hereunder shall operate or be construed as a waiver or release of (i) such right or remedy or of any other right or remedy of Lender, (ii) any liability or obligation of the Makers hereunder or under the other Loan Documents or (iii) an Event of Default. The rights and remedies of Lender herein provided are cumulative and not exclusive of any other rights or remedies which the Lender would have hereunder, under the other Loan Documents or at law or in equity.

         7. Loss, Theft, Destruction or Mutilation of Note

                  In the event of the loss, theft or destruction of this Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of the Makers by the party who held this Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Note, upon Lender's surrender to Borrower of the mutilated Note, the Makers shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in replacement of the lost, stolen, destroyed or mutilated Note.

         8. Notices

                  Any notice and other communication required or desired to be given or delivered under this Note shall be made in accordance with the notice provisions of the Mortgage directed to the intended party at its respective address set forth on the first page hereof.

         9. Time of Essence

                  Time is of the essence in the performance of each and every provision of this Note.

         10. Severability

                  If any provision of this Note or the other Loan Documents shall for any reason be held unenforceable or void by a court of competent jurisdiction in any respect, then such provision shall be deemed separable from the remaining provisions hereof and shall in no way affect any other provision or the validity of this Note.

         11. Amendment or Waiver; etc.

                  This Note may not be changed, extended, modified, or amended except by an instrument in writing signed by Lender and the Makers and none of the rights or benefits of Lender hereunder can be waived except in a written instrument signed by Lender.

         12. Governing Law

                  This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma, without regard to conflicts of laws principles. To the fullest extent permitted by applicable law, each of Lender on the one hand and the Makers jointly and severally on the other hand, hereby unconditionally and irrevocably waive any claim to assert that the laws of any other jurisdiction govern this Note and acknowledge and agree that this Note represents its knowing, voluntary and conscious decision made with full advice of counsel, and that the State of Oklahoma has a substantial relationship to the parties hereto and the transactions contemplated hereby.

         13. Prepayment

                  (a) Borrower shall have the right without any premium or penalty to prepay in whole or in part, at any time from time to time, the principal amount outstanding under this Note (initially $44,800,000, as specified in Paragraph 1(a)), provided that, in the case of prepayment in whole, Lender shall simultaneously receive in immediately available funds, in addition to the entire principal amount then outstanding under this Note as of the date of prepayment, (i) all unpaid interest accrued under this Note pursuant to Paragraph 1(a) as of the date of prepayment, and (ii) all other sums owing under this Note.

                  In the case of a partial prepayment by Borrower of principal owing under this Note, such payment shall be made in immediately available funds and applied by Lender in the following order: (i) first, to all unpaid interest accrued under this Note pursuant to Paragraph 1(a) as of the date of prepayment on the principal amount being prepaid, (ii) second, to all other sums then due and owing under this Note (other than principal), and (iii) third, to the outstanding principal balance under this Note.

                  (b) [Reserved].

                  (c) (i) If within one year after the date hereof, Borrower or any of its Affiliates directly or indirectly exchanges or disposes of (or enters into an agreement or agreements with respect thereto) any or all of the Acquired Assets (to any transferee other than an entity which has the same ultimate beneficial ownership as the transferor had immediately prior to such transfer) for an aggregate sales price in cash, obligations or other consideration in an amount greater than One Hundred Fifty Million Dollars ($150,000,000), Borrower shall, on the date on which the consummation of such a transaction occurs, (i) prepay the entire outstanding principal of this Note and all accrued and unpaid interest thereon and all other sums payable under this Note and the other Loan Documents in full and (ii) pay to Lender in immediately available funds (except as provided in Paragraph 13(c)(ii) below) to an account designated by Lender in writing, an amount equal to the product of (x) Fifty Percent (50%) multiplied by (y) the excess of the aggregate sales price over (A) One Hundred Fifty Million Dollars ($150,000,000) less (B) the amount equal to the (i) aggregate consideration received by Lender, or any of its Affiliates, in connection with the disposition of the Aircraft Dry Leases or (ii) the amount of proceeds received by Lender or any of its Affiliates in connection with the refinancing of the Aircraft pursuant to Paragraph 13(b) of the Long-Term Note, which obligations are secured by the Mortgage. Borrower agrees that it will notify Lender in writing no later than three (3) Business Days prior to entering into a transaction or agreement of the type specified in this Paragraph 13(c).

                  (ii) In the event the consideration received or to be received by Borrower in a transaction of the type set forth in Paragraph 13(c)(i) is to be paid in whole or in part other than in Dollars, for purposes of Paragraph 13(c)(i), the value of such consideration shall be mutually agreed between Borrower and Lender. Notwithstanding anything in this Paragraph 13 to the contrary, in the event Borrower receives non-Dollar consideration in a transaction of the type set forth in Paragraph 13(c)(i), unless otherwise agreed between Borrower and Lender, any payment by Borrower to Lender under Paragraph 13(c)(i) shall be made pro rata (based on the amount of non-Dollar consideration relative to the amount of Dollar consideration received by Lender in such transaction(s)) in such non-Dollar consideration.

                  (d) No principal amount repaid may be reborrowed.

         14. Usury Laws

                  This Note and the other Loan Documents are subject to the express condition that at no time shall any Maker be obligated or required to pay interest on the Obligations at a rate which could subject the holder of this Note either to civil or criminal liability as a result of being in excess of the maximum interest rate which is permitted by applicable law. If, by the terms of this Note and the other Loan Documents, any Maker is at any time required or obligated to pay interest on the Obligations at a rate in excess of such maximum rate, the rate of interest under the same shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate, to the extent permitted by law, shall be applied, at the option of Lender, against any sums outstanding in such order as Lender may determine. The right to accelerate this Note pursuant to Paragraph 3 hereof does not include a right to require payment of any interest which has not otherwise accrued by the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration; provided, however, that Lender shall, to the extent specified herein, be entitled to receive interest at the applicable rate herein specified on any amounts payable pursuant to this Note through the date collected.

         15. Consent to Jurisdiction; Waiver of Jury Trial

              (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF TULSA, OKLAHOMA AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH MAKER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY (INCLUDING THE MORTGAGED PROPERTY), GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PRECEDING. EACH MAKER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE MAKERS. EACH MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY, IN ADDITION TO SUCH OTHER METHODS AS ARE PERMITTED UNDER APPLICABLE LAW, THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES PURSUANT TO PARAGRAPH 8 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH MAKER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE MAKERS IN ANY OTHER JURISDICTION.

         (b) EACH MAKER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH MAKER AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

         16. Recourse

                  The Makers shall be jointly and severally subject to full personal liability, including, without limitation, full recourse to the property (including the Mortgaged Property) and the assets of the Makers, for the repayment of any indebtedness evidenced by this Note or the other Loan Documents to which Borrower is a party and the payment and performance of the other Obligations, provided that such recourse shall not extend to (i) any officer, director, employee, agent or representative of any Maker or (ii) any shareholder of WCG.

         17. Recovery of Judgments

                  The recovery of any judgment by Lender and/or the levy of execution under any judgment upon the Mortgaged Property, shall not affect in any manner or to any extent the lien of any of the Loan Documents securing this Note upon, or any security interest in, the Mortgaged Property, or any rights, remedies or powers of Lender under any of the Loan Documents, but such liens and such security interests, and such rights, remedies and powers of Lender, shall continue unimpaired as before. The exercise by Lender of its rights and remedies, and the entry of any judgment by Lender shall not adversely affect in any way the rate of interest payable hereunder on any amounts due to Lender, but interest shall continue to accrue on such amounts at the Default Rate specified herein.

         18. No Joint Venture

                  The relationship created under this Note and the other Loan Documents is solely that of debtor and creditor. Nothing herein or in the other Loan Documents is intended to create nor shall it create an equity investment on the part of Lender or a joint venture, partnership, tenancy in common or joint tenancy relationship between the Makers (individually or collectively) and Lender or render Lender in any way responsible for any of the debts, losses and liabilities of the Makers. Lender does not owe any fiduciary obligation under the Loan Documents or by operation of law to any Maker, or any of their officers, directors, partners, agents or representatives. The Makers and Lender agree that each shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.

         19. Sales and Pledges

                  Lender shall have the right to enter into and consummate any sale(s) and/or pledge(s) and/or transfers of its interests in the Loan, this Note and/or the other Loan Documents and the Makers, upon the reasonable request of Lender and at the expense of the Makers, shall promptly execute, acknowledge, deliver and record or file such instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out such right.

         20. Jointly Drawn

                  This Note and the other Loan Documents are the result of a full and complete negotiation at arms length between the respective parties hereto and thereto. Accordingly, no prior drafts of the Note or any of the Loan Documents, or any memoranda prepared by Lender, or any of the Makers shall be used to construe or interpret any provision of this Note or any other

Loan Document. Lender and the Makers expressly acknowledge that this Note and the other Loan Documents were jointly drawn between the Lender and the Makers and no inference shall therefore be drawn against any of them based upon the identity of the preparer of this Note and/or the other Loan Documents.

         21. Successors and Assigns

                  This Note inures to the benefit of and binds Lender and the Makers and their respective permitted successors and assigns, and reference to such parties whenever occurring herein, shall be deemed to include such party's respective permitted successors and assigns. However, none of the Makers shall voluntarily, or by operation of law, assign or transfer any interest which it may have under the Note or the other Loan Documents without the prior written approval of Lender, which approval may be withheld in its sole and absolute discretion.

         22. Nature of WCL's and WCG's Obligations

                  WCL and WCG, by their execution of this Note, unconditionally and irrevocably agree to be liable for the full and prompt payment and performance when due of the Obligations if not paid or performed as and when from time to time due by Borrower, including, without limitation, the payment of the Loan and all interest, fees and other charges payable hereunder and under the other Loan Documents. Notwithstanding any characterization of WCL or WCG herein (or in any other document) as a "maker", "co-maker", "obligor", or "co-obligor" (or any other word of similar meaning) of this Note, WCL and WCG shall be jointly and severally liable for and shall be obligated to and they shall, jointly and severally, pay and perform the Obligations, to the effect that they jointly and severally hereby guaranty payment and performance of the Obligations. In the event of the Borrower's failure to do so, each of WCL and WCG shall, upon Lender's demand, pay and perform the same as though each of them was, jointly and severally with Borrower, a co-maker with primary (as distinct from contingent) liability hereunder.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, this Note has been executed as of the date first above written.

                                    BORROWER:




                                    WILLIAMS TECHNOLOGY CENTER, LLC,
                                    a Delaware limited liability company


                                    By: Williams Communications, LLC, a Delaware
                                        limited liability company, its sole
                                        member and manager


                                    By: /s/ Howard S. Kalika
                                        ------------------------
                                        Title: Vice President and Group
                                               Executive, Corporate Development
                                               and Finance and and Assistant
                                               Secretary



                                    GUARANTORS:



                                    WILTEL COMMUNICATIONS GROUP, INC.,
                                    a Nevada corporation


                                    By: /s/ Howard S. Kalika
                                        ------------------------
                                        Title: Vice President and Group
                                               Executive, Corporate Development
                                               and Finance and and Assistant
                                               Secretary


                                    WILLIAMS COMMUNICATIONS, LLC,
                                    a Delaware limited liability company


                                    By: /s/ Howard S. Kalika
                                        ------------------------
                                        Title: Vice President and Group
                                               Executive, Corporate Development
                                               and Finance and and Assistant
                                               Secretary

--------------------------------------------------------------------------------
SHORT TERM NOTE PAYMENT IN KIND (PIK) AMORTIZATION SCHEDULE

Original Principal Balance of $44,800,000.00

Interest Rate Periods Per the Grid in Section 1(a) of the Short Term Note

Based upon the Closing Date: 10/15/02

Accrued Interest Paid In Kind in Arrears and Capitalized Annually at the beginning of the next Interest Rate Period

Full Payment of Principal and Accrued Interest of $74,360,295.30 Due on Maturity
   Date of December 29, 2006

   Period         Date         Interest Rate    Principal Balance         Payment In Kind       Accrued Interest
   ------         ----         -------------    -----------------         ---------------       ----------------
     0          10/15/02                        $   44,800,000.00

     1          11/01/02          10.00%                                                            $199,111.11

     2          12/01/02          10.00%                                                            $373,333.33

     3          01/01/03          10.00%                                                            $373,333.33

     4          02/01/03          10.00%                                                            $373,333.33

     5          03/01/03          10.00%                                                            $373,333.33

     6          04/01/03          10.00%                                                            $373,333.33

     7          05/01/03          10.00%                                                            $373,333.33

     8          06/01/03          10.00%                                                            $373,333.33

     9          07/01/03          10.00%                                                            $373,333.33

     10         08/01/03          10.00%                                                            $373,333.33

     11         09/01/03          10.00%                                                            $373,333.33

     12         10/01/03          10.00%                                                            $373,333.33

     13         11/01/03          10.00%                                                            $373,333.33

     14         12/01/03          10.00%                                                            $373,333.33

     15         01/01/04          10.00%        $   50,225,777.78             $5,425,777.78         $373,333.33

     16         02/01/04          12.00%                                                            $502,257.78

     17         03/01/04          12.00%                                                            $502,257.78

     18         04/01/04          12.00%                                                            $502,257.78

     19         05/01/04          12.00%                                                            $502,257.78

     20         06/01/04          12.00%                                                            $502,257.78

     21         07/01/04          12.00%                                                            $502,257.78

     22         08/01/04          12.00%                                                            $502,257.78

     23         09/01/04          12.00%                                                            $502,257.78

     24         10/01/04          12.00%                                                            $502,257.78

     25         11/01/04          12.00%                                                            $502,257.78

     26         12/01/04          12.00%                                                            $502,257.78

     27         01/01/05          12.00%        $    56,252,871.11            $6,027,093.33         $502,257.78

     28         02/01/05          14.00%                                                            $656,283.50

     29         03/01/05          14.00%                                                            $656,283.50

   Period         Date         Interest Rate    Principal Balance         Payment In Kind       Accrued Interest
   ------         ----         -------------    -----------------         ---------------       ----------------
     30         04/01/05          14.00%                                                            $656,283.50

     31         05/01/05          14.00%                                                            $656,283.50

     32         06/01/05          14.00%                                                            $656,283.50

     33         07/01/05          14.00%                                                            $656,283.50

     34         08/01/05          14.00%                                                            $656,283.50

     35         09/01/05          14.00%                                                            $656,283.50

     36         10/01/05          14.00%                                                            $656,283.50

     37         11/01/05          14.00%                                                            $656,283.50

     38         12/01/05          14.00%                                                            $656,283.50

     39         01/01/06          14.00%        $    64,128,273.07            $7,875,401.96         $656,283.50

     40         02/01/06          16.00%                                                            $855,043.64

     41         03/01/06          16.00%                                                            $855,043.64

     42         04/01/06          16.00%                                                            $855,043.64

     43         05/01/06          16.00%                                                            $855,043.64

     44         06/01/06          16.00%                                                            $855,043.64

     45         07/01/06          16.00%                                                            $855,043.64

     46         08/01/06          16.00%                                                            $855,043.64

     47         09/01/06          16.00%                                                            $855,043.64

     48         10/01/06          16.00%                                                            $855,043.64

     49         11/01/06          16.00%                                                            $855,043.64

     50         12/01/06          16.00%                                                            $855,043.64

     51         12/29/06          16.00%        $    74,360,295.30           $10,232,022.24         $826,542.19

                                                                  CONFORMED COPY

                                 LONG TERM NOTE

$100,000,000
                                                                October 15, 2002

                  FOR VALUE RECEIVED, the undersigned, WILLIAMS TECHNOLOGY CENTER, LLC, a Delaware limited liability company having an address at One Technology Center, Tulsa, OK 74103 ("Borrower"), and, for the sole purpose and to the effect specified in Paragraph 22 hereof, WILTEL COMMUNICATIONS GROUP, INC., a Nevada corporation (formerly known as Williams Communications Group, Inc., a Delaware corporation, prior to its reorganization pursuant to the Plan) having an address at One Technology Center, Tulsa, OK 74103 ("WCG"), and WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company having an address at One Technology Center, Tulsa, OK 74103 ("WCL"), (Borrower, WCG and WCL being sometimes individually referred to herein as a "Maker" and collectively as the "Makers") jointly and severally, irrevocably, absolutely and unconditionally promise to pay WILLIAMS HEADQUARTERS BUILDING COMPANY, a Delaware corporation which, together with its successors and assigns of its interest in this note (this "Note"), is referred to in this Note as "Lender", at The Williams Companies, Inc., Attn: Corporate Treasury, Mail Drop 50-4, One Williams Center, Tulsa, Oklahoma 74172, or such other place as Lender may from time to time designate, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "Loan"), together with interest on unpaid principal from the date hereof to the date paid at the rate of seven percent (7%) per annum with principal and interest payable in the manner specified below in lawful money of the United States. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Mortgage (as defined in Paragraph 2 hereof).

                  WHEREAS, Borrower is a wholly owned subsidiary of WCL and WCL is a wholly owned subsidiary of WCG;

                  WHEREAS, each Maker will obtain benefits from Lender's making the Loan and, in order to induce Lender to make the Loan, WCL and WCG have agreed to perform their obligations set forth herein; and

                  WHEREAS, it is a condition precedent to Lender's making the Loan to Borrower that Borrower and the other Makers shall have executed and delivered this Note;

                  NOW, THEREFORE, to satisfy the condition in the preceding paragraph and to induce Lender to make the Loan, in consideration thereof, and in consideration of the benefits to accrue to the Makers therefrom, the receipt and sufficiency of which are hereby acknowledged by the Makers, the Makers jointly and severally agree and covenant to comply with the terms and provisions hereof.

         1. Payment of Principal and Interest

                  Principal and interest shall be payable as follows:

                  1.1.     Installments of Principal and Interest

                  (a) On the first day of the first calendar month after the date hereof (the "Initial Date"), Borrower shall pay to Lender an installment of interest equal to the amount of interest that has accrued on and from the date hereof up to and including the final day of the month prior to the Initial Date.

                  (b) Commencing on the Initial Date and continuing thereafter on the first day of each of the following months for a total of ninety
         (90) calendar months, Borrower shall pay to Lender installments of principal and interest each in the amounts and on the dates specified in Schedule A attached hereto, subject to adjustment pursuant to Paragraph 13(b). The amount of each such constant monthly installment specified in Schedule A is based on amortization of the initial principal amount of the Loan specified above and accrued interest on unpaid principal at the rate of seven percent (7%) per annum in 360 monthly installments and based on payment in advance (i.e., not in arrears).

                  (c) The entire unpaid principal balance of this Note and all accrued but unpaid interest under this Note and all other sums payable under this Note and the Loan Documents (as defined in Paragraph 2 hereof) shall be due and payable in full on April 1, 2010 or such earlier date as same may become due and payable pursuant to the terms hereof (the "Maturity Date").

                  (d) All payments by Borrower on account of principal and interest and any fees and charges payable hereunder or under any other Loan Document shall be made to Lender unconditionally and without deduction, setoff or counterclaim of any kind. If any payment hereunder becomes due and payable on a day which is not a Business Day (as hereinafter defined), the maturity thereof shall be extended to the next succeeding Business Day. As used herein, "Business Day" shall mean a day other than a Saturday, Sunday or day on which banks are authorized to be closed in Tulsa, Oklahoma.

                  (e) Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time at the place of payment on a day in which Lender is open for business shall be credited prior to the close of business. Any payment received after 2:00 p.m. local time at said place of payment on a day on which Lender is open for business shall be deemed to be received on the next succeeding Business Day.

                  (f) Except as provided in Paragraph 13 hereof, each monthly installment paid pursuant to Paragraph 1.1(b) hereof shall be applied first to the payment of accrued interest and then to reduction of principal. All other payments received under this Note shall be applied to any outstanding fees, charges, advances, interest and principal in such order and amounts as Lender shall determine in its sole discretion.

                  (g) In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to the Makers and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be due and payable upon demand.

                  1.2 Calculation of Interest

                  Interest payable on the unpaid principal balance shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each.

         2. Security

                  This Note is secured by that certain Mortgage with Power of Sale, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, of even date herewith, made by Borrower to Lender (the "Mortgage") to be recorded in the County Clerk's Office of Tulsa County, Oklahoma and that certain Pledge Agreement, of even date herewith, made by CG Austria, Inc., a Delaware corporation to Lender (the "Pledge") (this Note, the Short-Term Note, the Mortgage, the Pledge and any other documents or instruments now or hereinafter entered into from time to time further evidencing or securing the indebtedness evidenced hereby, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, being collectively referred to herein as the "Loan Documents").

         3. Default; Acceleration

                  Upon the occurrence and during the continuance of any "Event of Default" (as defined in the Mortgage) (an "Event of Default"), the entire principal sum and all other sums payable hereunder and under the Loan Documents, together with all accrued interest thereon, shall at the option of Lender, immediately become due and payable, without notice or demand. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default.

         4. Late Payment Charge; Default Interest

                  In addition to the payment of all principal, interest and other fees or expenses payable under this Note, if any payment under this Note (whether of principal, interest or other fees or expenses and including the payment due on the Maturity Date) (i) is, more than two (2) times in any twelve
(12) month period, not paid by the due date thereof, the Borrower shall pay to Lender without any requirement of notice or demand by Lender, a late payment charge equal to two percent (2%) of the amount of the delinquent payment, and
(ii) is not paid by the date which is five (5) days after the due date thereof, then such unpaid amounts hereunder, together with all accrued but unpaid interest thereon, shall, on and from the original due date without any requirement of notice or demand by Lender, bear interest at the rate of nine percent (9)% per annum (the "Default Rate"), instead of at the rate of seven percent (7%) per annum. THE MAKERS ACKNOWLEDGE AND AGREE THAT (x) LENDER'S ACTUAL DAMAGES RESULTING FROM ANY SUCH DEFAULT OR DELINQUENCY AND RELATING TO LOST USE OF FUNDS AND COSTS OF INTERNAL ADMINISTRATION OF DELINQUENT PAYMENTS HEREUNDER OR RELATING TO SUCH DEFAULT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN, AND (y) UNDER THE CIRCUMSTANCES

IN EXISTENCE AS OF THE DATE HEREOF, INTEREST HEREUNDER ACCRUED AT THE DEFAULT RATE AND SUCH LATE CHARGE CONSTITUTE A REASONABLE LIQUIDATION OF SUCH DAMAGES AND DO NOT CONSTITUTE A PENALTY. No provision of this Note (including without limitation the provisions for a late payment charge, accrual of interest at the Default Rate, or for the continued accrual of interest on any amounts remaining unpaid after the Maturity Date) shall be construed as in any way excusing Borrower from its obligations to make each payment as and when due under this Note. Acceptance by Lender of any late charge and/or interest at the Default Rate shall not be deemed a waiver of any of Lender's rights and remedies hereunder or under the other Loan Documents.

         5. Costs of Collection

                  The Makers jointly and severally promise to pay (a) all costs and expenses reasonably incurred, including, without limitation, attorneys' fees and disbursements, if this Note or any portion of this Note is placed in the hands of any attorney for collection and such collection is effected without suit; (b) out-of-pocket attorneys' fees and disbursements reasonably incurred and all other costs, expenses and fees reasonably incurred by Lender in enforcing its rights under this Note or the other Loan Documents, including, without limitation, the institution of a judicial or foreclosure sale or other power of sale or a suit to collect all or any portion of amounts owing hereunder or thereunder or any appeals therefrom, until payment of the full amount due to Lender is made; and (c) all out-of-pocket costs and expenses reasonably incurred by Lender (including, without limitation, actual attorneys' fees and disbursements) in connection with any bankruptcy, insolvency or reorganization proceeding or receivership involving any of the Makers, including, without limitation, attorneys' fees and disbursements reasonably incurred in making any appearances in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding or any appeals therefrom.

         6. Certain Waivers

                  Except as otherwise expressly specified in this Note, the Mortgage or any of the other Loan Documents, each of the Makers jointly and severally waive diligence, grace, demand, presentment for payment, exhibition of this Note, protest and notice of protest and notice of nonpayment. Any payment by any of the Makers or other circumstance which by operation of law tolls any statute of limitations as to any of the Makers shall operate to toll the statute of limitations as to all of them. From time to time, without affecting the obligation of the Makers to pay the outstanding principal balance of this Note and observe the covenants contained herein, without giving notice to or obtaining the consent of the Makers, and without liability on the part of Lender, Lender may, at the option of Lender, extend the time for payment of said outstanding principal balance, or any part thereof, reduce the payments thereon, release anyone liable for any of said outstanding principal balance, accept a renewal of this Note, join in any extension or subordination agreement, release any security given in respect hereof, take or release other or additional security, and agree in writing with the Makers to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

                  No single or partial exercise of any power, right or privilege of Lender hereunder or under the other Loan Documents and no course of dealing between the Lender on the one hand and any one or more of the Makers on the other hand, shall operate as a waiver of or preclude other and further exercise thereof or the exercise of any other power, right or privilege of Lender. Lender shall at all times have the right to proceed against any portion of the Mortgaged Property pursuant to and in accordance with the Mortgage and/or against any one or more of the Makers in such order and in such manner as Lender may deem fit, without waiving any rights with respect to any of the other Makers or other portion of the Mortgaged Property. No delay, action or omission on the part of Lender in exercising any right or remedy hereunder shall operate or be construed as a waiver or release of (i) such right or remedy or of any other right or remedy of Lender, (ii) any liability or obligation of the Makers hereunder or under the other Loan Documents or (iii) an Event of Default. The rights and remedies of Lender herein provided are cumulative and not exclusive of any other rights or remedies which the Lender would have hereunder, under the other Loan Documents or at law or in equity.

         7. Loss, Theft, Destruction or Mutilation of Note

                  In the event of the loss, theft or destruction of this Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of the Makers by the party who held this Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Note, upon Lender's surrender to Borrower of the mutilated Note, the Makers shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in replacement of the lost, stolen, destroyed or mutilated Note.

         8. Notices

                  Any notice and other communication required or desired to be given or delivered under this Note shall be made in accordance with the notice provisions of the Mortgage directed to the intended party at its respective address set forth on the first page hereof.

         9. Time of Essence

                  Time is of the essence in the performance of each and every provision of this Note.

         10. Severability

                  If any provision of this Note or the other Loan Documents shall for any reason be held unenforceable or void by a court of competent jurisdiction in any respect, then such provision shall be deemed separable from the remaining provisions hereof and shall in no way affect any other provision or the validity of this Note.

         11. Amendment or Waiver; etc.

                  This Note may not be changed, extended, modified, or amended except by an instrument in writing signed by Lender and the Makers and none of the rights or benefits of Lender hereunder can be waived except in a written instrument signed by Lender.

         12. Governing Law

                  This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma, without regard to conflicts of laws principles. To the fullest extent permitted by applicable law, each of Lender on the one hand and the Makers jointly and severally on the other hand, hereby unconditionally and irrevocably waive any claim to assert that the laws of any other jurisdiction govern this Note and acknowledge and agree that this Note represents its knowing, voluntary and conscious decision made with full advice of counsel, and that the State of Oklahoma has a substantial relationship to the parties hereto and the transactions contemplated hereby.

         13. Prepayment

                  (a) Borrower shall have the right without any premium or penalty to prepay in whole or in part, at any time from time to time, the principal amount outstanding under this Note, provided that, in the case of prepayment in whole, Lender shall simultaneously receive in immediately available funds, in addition to the entire principal amount outstanding under this Note as of the date of prepayment, (i) all interest accrued and unpaid as of the date of prepayment and (ii) all other sums owing under this Note and under the other Loan Documents.

                  In the case of a partial prepayment by Borrower, such payment shall be made in immediately available funds and applied by Lender in the following order: (i) first, to all interest accrued under the Loan Documents and unpaid as of the date of prepayment on the principal amount being prepaid, (ii) second, to all other sums then due and owing under this Note (other than principal) and under the other Loan Documents, and (iii) third, to the outstanding principal balance under this Note, without reduction in the amount of the monthly installments payable pursuant to the terms hereof.

                  (b) If TWC has transferred to WCL the entire ownership interest in the entity holding title to the Aircraft, WCL, having the exclusive right to do so, shall dispose of the Aircraft on commercially reasonable terms and at market rates, and shall cause the net proceeds of any such disposition (collectively, a "Disposition") to be paid at the closing of such Disposition to Lender. If such Disposition does not occur on or before April 13, 2003, which is 180 days after the date hereof (the "Termination Date"), then WCL shall pay to Lender within three (3) Business Days after the Termination Date, an amount (the "Fee") equal to 3 times the difference between (a) the amount of the last (monthly) installment of Rent (as such term is defined in each Aircraft Dry Lease) under each of the Aircraft Dry Leases which would have been payable prior to the Termination Date if the Aircraft Dry Leases were then still in effect and
(b) that portion of the Monthly Debt Service (as defined below) payment which is attributable to $20,000,000 of principal under this Note. The Fee shall not be applied against the principal of this Note. On the Termination Date, all accrued and unpaid interest on this Note, together with interest which would accrue thereunder through the last day of the month in which such Termination Date occurs, shall be paid commencing with the installment of Rent which is due on the first day of the second month which commences after the Termination Date. Thereafter, the monthly installments of principal and interest payable by Borrower under this Note (hereinafter, in this Paragraph 13(b), the "Monthly Debt Service") shall be changed to equal the sum of (A) the monthly payment amount which would be necessary to amortize a principal amount of

$80,000,000 with interest on the unpaid principal thereof at a rate of 7% per annum in equal monthly installments over 360 months (but there shall be no corresponding reduction of the principal amount of this Note or extension of the maturity date thereof); and (B) the monthly Rent which would have been payable under each of the Aircraft Dry Leases (if they were then still in effect). A portion of each monthly Rent payment referred to in clause (B) above equal to the sum of the portions of the corresponding payments for the corresponding month under the Aircraft Dry Leases which would have been applied to principal thereunder (the "Allocated Lease Principal") shall be applied against the principal of this Note. Thereafter, upon the Disposition of the Aircraft, and application of the proceeds thereof against the principal of this Note (i) the sums specified in clause (B) above shall no longer be payable; and (ii) the fixed monthly payment amount referred to in clause (A) above shall, for the period commencing on the date of such Disposition and continuing thereafter for the remainder of the period to the scheduled maturity date of this Note, be changed to equal the product of (x) the original Monthly Debt Service under this Note and (y) a fraction, the numerator of which is $100,000,000 minus (without duplication) the Allocated Lease Principal, minus all other principal payments made under this Note and minus net proceeds of the Disposition of the Aircraft which were applied to reduce the outstanding principal of this Note, and the denominator of which is $100,000,000. Any net proceeds from the sale of the Aircraft Dry Leases or the Disposition of the Aircraft received by Lender or any of its Affiliates after the date hereof shall be applied to reduce the principal balance of this Note in accordance with the terms hereof.

                  (c) (i) If within one year after the date hereof, Borrower or any of its Affiliates directly or indirectly exchanges or disposes of (or enters into an agreement or agreements with respect thereto) any or all of the Acquired Assets (to any transferee other than an entity which has the same ultimate beneficial ownership as the transferor had immediately prior to such transfer) for an aggregate sales price in cash, obligations or other consideration in an amount greater than One Hundred Fifty Million Dollars ($150,000,000), Borrower shall, on the date on which the consummation of such a transaction occurs, (i) prepay the entire principal of this Note and all accrued and unpaid interest thereon and all other sums payable under this Note and the other Loan Documents in full and (ii) pay to Lender in immediately available funds (except as provided in Paragraph 13(c)(ii) below) to an account designated by Lender in writing, an amount equal to the product of (x) Fifty Percent (50%) multiplied by
(y) the excess of the aggregate sales price over (A) One Hundred Fifty Million Dollars ($150,000,000) less (B) the amount equal to the (i) aggregate consideration received by Lender, or any of its Affiliates, in connection with the disposition of the Aircraft Dry Leases or (ii) the amount of proceeds received by Lender or any of its Affiliates in connection with the refinancing of the Aircraft pursuant to Paragraph 13(b), which obligations are secured by the Mortgage. Borrower agrees that it will notify Lender in writing no later than three (3) Business Days prior to entering into a transaction or agreement of the type specified in this Paragraph 13(c).

                  (ii) In the event the consideration received or to be received by Borrower in a transaction of the type set forth in Paragraph 13(c)(i) is to be paid in whole or in part other than in Dollars, for purposes of Paragraph 13(c)(i), the value of such consideration shall be mutually agreed between Borrower and Lender. Notwithstanding anything in this Paragraph 13 to the contrary, in the event Borrower receives non-Dollar consideration in a transaction of the type set forth in Paragraph 13(c)(i), unless otherwise agreed between Borrower and Lender, any payment by Borrower to Lender under Paragraph 13(c)(i) shall be made pro rata (based on the amount of non-Dollar consideration relative to the amount of Dollar consideration received by Lender in such transaction(s)) in such non-Dollar consideration.

                  (d) No principal amount repaid may be reborrowed.

         14. Usury Laws

                  This Note and the other Loan Documents are subject to the express condition that at no time shall any Maker be obligated or required to pay interest on the Obligations at a rate which could subject the holder of this Note either to civil or criminal liability as a result of being in excess of the maximum interest rate which is permitted by applicable law. If, by the terms of this Note and the other Loan Documents, any Maker is at any time required or obligated to pay interest on the Obligations at a rate in excess of such maximum rate, the rate of interest under the same shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate, to the extent permitted by law, shall be applied, at the option of Lender, against any sums outstanding in such order as Lender may determine. The right to accelerate this Note pursuant to Paragraph 3 hereof does not include a right to require payment of any interest which has not otherwise accrued by the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration; provided, however, that Lender shall, to the extent specified herein, be entitled to receive interest at the applicable rate herein specified on any amounts payable pursuant to this Note through the date collected.

         15. Consent to Jurisdiction; Waiver of Jury Trial

                  (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF TULSA, OKLAHOMA AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH MAKER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY (INCLUDING THE MORTGAGED PROPERTY), GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PRECEDING. EACH MAKER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE MAKERS. EACH MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY, IN ADDITION TO SUCH OTHER METHODS AS ARE PERMITTED UNDER APPLICABLE LAW, THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES PURSUANT TO PARAGRAPH 8 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH MAKER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT

SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE MAKERS IN ANY OTHER JURISDICTION.

                  (b) EACH MAKER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH MAKER AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

         16. Recourse

                  The Makers shall be jointly and severally subject to full personal liability, including, without limitation, full recourse to the property (including the Mortgaged Property) and the assets of the Makers, for the repayment of any indebtedness evidenced by this Note or the other Loan Documents to which Borrower is a party and the payment and performance of the other Obligations, provided that such recourse shall not extend to (i) any officer, director, employee, agent or representative of any Maker or (ii) any shareholder of WCG.

         17. Recovery of Judgments

                  The recovery of any judgment by Lender and/or the levy of execution under any judgment upon the Mortgaged Property, shall not affect in any manner or to any extent the lien of any of the Loan Documents securing this Note upon, or any security interest in, the Mortgaged Property, or any rights, remedies or powers of Lender under any of the Loan Documents, but such liens and such security interests, and such rights, remedies and powers of Lender, shall continue unimpaired as before. The exercise by Lender of its rights and remedies, and the entry of any judgment by Lender shall not adversely affect in any way the rate of interest payable hereunder on any amounts due to Lender, but interest shall continue to accrue on such amounts at the Default Rate specified herein.

         18. No Joint Venture

                  The relationship created under this Note and the other Loan Documents is solely that of debtor and creditor. Nothing herein or in the other Loan Documents is intended to create nor shall it create an equity investment on the part of Lender or a joint venture, partnership, tenancy in common or joint tenancy relationship between the Makers (individually or collectively) and Lender or render Lender in any way responsible for any of the debts, losses and liabilities of the Makers. Lender does not owe any fiduciary obligation under the Loan Documents or by operation of law to any Maker, or any of their officers, directors, partners, agents or representatives. The Makers and Lender agree that each shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.

         19. Sales and Pledges

                  Lender shall have the right to enter into and consummate any sale(s) and/or pledge(s) and/or transfers of its interests in the Loan, this Note and/or the other Loan Documents and the Makers, upon the reasonable request of Lender and at the expense of the Makers, shall promptly execute, acknowledge, deliver and record or file such instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out such right.

         20. Jointly Drawn

                  This Note and the other Loan Documents are the result of a full and complete negotiation at arms length between the respective parties hereto and thereto. Accordingly, no prior drafts of the Note or any of the Loan Documents, or any memoranda prepared by Lender, or any of the Makers shall be used to construe or interpret any provision of this Note or any other Loan Document. Lender and the Makers expressly acknowledge that this Note and the other Loan Documents were jointly drawn between the Lender and the Makers and no inference shall therefore be drawn against any of them based upon the identity of the preparer of this Note and/or the other Loan Documents.

         21. Successors and Assigns

                  This Note inures to the benefit of and binds Lender and the Makers and their respective permitted successors and assigns, and reference to such parties whenever occurring herein, shall be deemed to include such party's respective permitted successors and assigns. However, none of the Makers shall voluntarily, or by operation of law, assign or transfer any interest which it may have under the Note or the other Loan Documents without the prior written approval of Lender, which approval may be withheld in its sole and absolute discretion.

         22. Nature of WCL's and WCG's Obligations

                  WCL and WCG, by their execution of this Note, unconditionally and irrevocably agree to be liable for the full and prompt payment and performance when due of the Obligations if not paid or performed as and when from time to time due by Borrower, including, without limitation, the payment of the Loan and all interest, fees and other charges payable hereunder and under the other Loan Documents. Notwithstanding any characterization of WCL or WCG herein (or in any other document) as a "maker", "co-maker", "obligor", or "co-obligor" (or any other word of similar meaning) of this Note, WCL and WCG shall be jointly and severally liable for and shall be obligated to and they shall, jointly and severally, pay and perform the Obligations, to the effect that they jointly and severally hereby guaranty payment and performance of the Obligations. In the event of the Borrower's failure to do so, each of WCL and WCG shall, upon Lender's demand, pay and perform the same as though each of them was, jointly and severally with Borrower, a co-maker with primary (as distinct from contingent) liability hereunder.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, this Note has been executed as of the date first above written.

                                 BORROWER:




                                 WILLIAMS TECHNOLOGY CENTER, LLC,
                                 a Delaware limited liability company


                                 By: Williams Communications, LLC, a Delaware limited liability company, its sole member and manager


                                 By: /s/ Howard S. Kalika
                                     ------------------------
                                     Title: Vice President and Group Executive,
                                            Corporate Development and Finance
                                            and and Assistant Secretary


                                 GUARANTORS:



                                 WILTEL COMMUNICATIONS GROUP, INC.,
                                 a Nevada corporation


                                 By: /s/ Howard S. Kalika
                                     ------------------------
                                     Title: Vice President and Group Executive,
                                            Corporate Development and Finance
                                            and and Assistant Secretary





                                 WILLIAMS COMMUNICATIONS, LLC,
                                 a Delaware limited liability company


                                 By: /s/ Howard S. Kalika
                                     ------------------------
                                     Title: Vice President and Group Executive,
                                            Corporate Development and Finance
                                            and and Assistant Secretary

                                                                  CONFORMED COPY

                                                       This document is intended
                                                               to be recorded in
                                                          Tulsa County, Oklahoma



This Mortgage was prepared by
and when recorded should be returned to:

Roger W. Noble
White & Case LLP
1155 Avenue of the Americas
New York, New York  10036
(212)819-8970
1149477/0008



                MORTGAGE WITH POWER OF SALE, SECURITY AGREEMENT,

                    ASSIGNMENT OF LEASES, RENTS AND PROFITS,

                     FINANCING STATEMENT AND FIXTURE FILING

                                     made by

                         WILLIAMS TECHNOLOGY CENTER, LLC

                                as the Mortgagor,

                                       to

                     WILLIAMS HEADQUARTERS BUILDING COMPANY

                                as the Mortgagee

--------------------------------------------------------------------------------

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

                MORTGAGE WITH POWER OF SALE, SECURITY AGREEMENT,
                    ASSIGNMENT OF LEASES, RENTS AND PROFITS,
                     FINANCING STATEMENT AND FIXTURE FILING


                  THIS MORTGAGE WITH POWER OF SALE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING, dated as of October 15, 2002 (as amended, restated, modified or supplemented from time to time, this "Mortgage"), made by WILLIAMS TECHNOLOGY CENTER, LLC, a Delaware limited liability company (the "Mortgagor"), having an address at One Technology Center, Mail Drop 15, Tulsa, Oklahoma 74103, as the mortgagor, to WILLIAMS HEADQUARTERS BUILDING COMPANY, a Delaware corporation (together with any successor mortgagee, the "Mortgagee"), having an address at One Williams Center, Mail Drop 41-3, Tulsa, Oklahoma 74172, as the mortgagee.

                  All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Note described below.

                                   WITNESSETH:


                  WHEREAS, the Mortgagee as seller, the Mortgagor as purchaser, Wiltel Communications Group, Inc., a Nevada corporation, formerly known as Williams Communications Group, Inc., a Delaware corporation, prior to its reorganization pursuant to the Plan ("WCG"), Williams Communications, LLC, a Delaware limited liability company ("WCL") and Williams Aircraft Leasing, LLC are parties to that certain Real Property Purchase and Sale Agreement dated as of July 26, 2002 (as amended, the "Purchase Agreement");

                  WHEREAS, in consideration of the benefits to the Mortgagor derived from the Purchase Agreement, and the Mortgagee's performance of its obligations thereunder (including, without limitation, the Mortgagee's conveyance of the Land and Improvements (each as hereinafter defined) to the Mortgagor pursuant thereto) the Mortgagor, WCG, and WCL executed and delivered to the Mortgagee as payee, (a) a promissory note dated as of even date herewith in the original principal amount of $100,000,000, with a maturity date of April 1, 2010 or such earlier date to which it may be accelerated pursuant to the terms thereof (as hereafter amended, extended, replaced, restated, supplemented, restructured, increased or refinanced from time to time, "Long-Term Note"); and
(b) a promissory note dated as of even date herewith in the aggregate (principal and interest) amount of $74,360,295.30 with a maturity date of December 29, 2006 or such earlier date to which it may be accelerated pursuant to the terms thereof (as hereafter amended, extended, replaced, restated, supplemented, restructured, increased or refinanced from time to time, the "Short-Term Note");

                  WHEREAS, the Mortgagor is a wholly owned direct subsidiary of WCL and WCL is a wholly owned direct subsidiary of WCG and each of WCL and WCG will benefit from the extensions of credit under the Notes;

                  WHEREAS, the Mortgagor is the owner of fee simple title to the Land and the Improvements (each as hereinafter defined) subject to Permitted Encumbrances (as hereinafter defined);

                  WHEREAS, it is a condition precedent to the extensions of credit under the Notes that (a) the Mortgagor shall have executed and delivered to the Mortgagee this Mortgage and (b) WCL and WCG (the "Guarantors") shall have guaranteed the Obligations (as hereinafter defined); and

                  WHEREAS, the Mortgagor desires to enter into this Mortgage to satisfy the condition in the preceding paragraph and to secure (and this Mortgage shall secure) the following, whether now existing or hereafter arising:

                  (i) the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness of the Mortgagor and the Guarantors under this Mortgage, the Pledge (as hereinafter defined) and the Notes including, without limitation, payment of principal, premium and interest including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Mortgagor, WCL and/or WCG at the applicable rates provided for in the Notes, whether or not a claim for post-petition interest is allowed in any such proceeding;

                  (ii) any and all sums advanced by the Mortgagee (in accordance with the terms of this Mortgage) in order to preserve the Mortgaged Property or preserve its security interest in the Mortgaged Property;

                  (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Mortgagor, WCL and/or WCG under the Notes or this Mortgage, all out-of pocket expenses reasonably incurred of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Mortgaged Property, or of any exercise by the Mortgagee of its rights hereunder or under the Notes, including reasonable attorneys' fees and disbursements and court costs (including without limitation all such amounts referred to in Section 4.08 hereof);

                  (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 4.10 hereof; and

                  (v) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through
         (iv) above, inclusive;

all obligations, liabilities, sums and expenses set forth in clauses (i) through
(v) above being herein collectively called the "Obligations".

                  NOW, THEREFORE, as security for the Obligations and in consideration of the payment of ten dollars ($10.00) and the other benefits accruing to the Mortgagor, the receipt and sufficiency of which are hereby acknowledged, THE MORTGAGOR HEREBY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS AND CONFIRMS TO THE MORTGAGEE AND

ITS SUCCESSORS AND ASSIGNS AND HEREBY GRANTS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS A SECURITY INTEREST IN, WITH POWER OF SALE (subject to applicable law), all of the following property, rights, interests and estates owned or hereafter acquired by Mortgagor:

                  A. The land described in EXHIBIT A hereto, together with all rights, privileges, franchises and powers related thereto which are appurtenant to said land or its ownership, including all minerals, oil and gas and other hydrocarbon substances thereon or therein; waters, water courses, water stock, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), sewer rights, shrubs, crops, trees, timber and other emblements now or hereafter on, under or above the same or any part or parcel thereof (collectively, the "Land");

                  B. All buildings, structures, tenant improvements (including, but not limited to, Fixtures (as defined below) which are incorporated into the Building) and other improvements of every kind and description now or hereafter located in or on the Land, including, but not limited to, all structures, improvements, rail spurs, dams, reservoirs, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements of every kind and description now or hereafter erected or placed on the Land, together with all additions thereto and all renewals, alterations, substitutions and replacements thereof (collectively, the "Improvements");

                  C. All equipment, machinery, and fixtures (as defined in Article 9 of the Uniform Commercial Code), and other items of real and/or personal property, including all components thereof, now and/or hereafter located in, on or used in connection with, or incorporated into Improvements, including, without limitation, the Central Plant (as hereinafter defined) if and to the extent Mortgagor now or hereafter has any interest therein and all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, towers and other devices for the transmission of radio, television and other signals, together with all replacements, substitutions, renewals, modifications, alterations and additions thereto (excluding the Excluded Property, collectively, the "Fixtures");

                  D. All surface rights, appurtenant rights and easements, rights of way, and other rights appurtenant to the use and enjoyment of or used in connection with the Land and/or the Improvements;

                  E. All streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land, the land lying in the bed of such streets, roads and public places, and all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the Land and/or the Improvements;

                  F. Any leases, lease guaranties or any other agreements (whether verbal or written) relating to the use and occupancy of the Land and/or the Improvements or any portion thereof, including, but not limited to, any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code (the "Bankruptcy Code") or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Land and/or the Improvements (collectively, the "Leases");

                  G. All rents, issues and profits arising from any of the Leases (collectively, the "Rents");

                  H. To the extent assignable, all permits, licenses and rights relating to the use, occupation and operation of the Land and/or the Improvements;

                  I. Any zoning lot agreements, air rights and development rights which may be vested in the Mortgagor together with any additional air rights or development rights which have been or may hereafter be conveyed to or become vested in the Mortgagor; and

                  J. All proceeds (including insurance and Condemnation [as hereinafter defined] proceeds) and products of the conversion, voluntary or involuntary, including, but not limited to, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement, of any of the foregoing, whether into cash, liquidated claims or otherwise.

                  All of the forgoing estates, rights, properties and interests hereby mortgaged to the Mortgagee are sometimes referred to collectively herein as the "Mortgaged Property." Notwithstanding anything to the contrary contained in this Mortgage, the Mortgagee shall not have a Lien on, and the term "Mortgaged Property" shall not include, any Excluded Property (as hereinafter defined).

                  TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto the Mortgagee and to its successors and assigns for the uses and purposes set forth herein until the Obligations are paid and performed in full.

                  PROVIDED, HOWEVER, that if the Obligations shall have been paid and performed in full, then, in such case the Mortgagee shall, at the request and expense of the Mortgagor, promptly satisfy this Mortgage (without recourse and without representations or warranties) and the estate, right, title and interest of the Mortgagee in the Mortgaged Property shall cease, and upon payment to the Mortgagee of all out-of-pocket costs and expenses reasonably incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, the Mortgagee shall promptly release the Lien of this Mortgage by proper instrument.

                                    ARTICLE I

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                         AND AGREEMENTS OF THE MORTGAGOR

         1.01 Title to the Mortgaged Property. The Mortgagor represents and warrants: (a) it has fee simple title to the Land and Improvements and good title to the remainder of the

Mortgaged Property, free and clear of any Liens, other than the Liens specified on EXHIBIT B attached hereto (the "Permitted Encumbrances"); Mortgagor shall warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage against the claims of all Persons; (b) upon being recorded in the real property records of Tulsa County, this Mortgage will be a valid first priority Lien upon the Mortgaged Property (subject only to the Permitted Encumbrances existing on the date hereof); (c) it has the power and authority to encumber the Mortgaged Property in the manner set forth herein; and (d) there are no defenses or offsets to this Mortgage or to the Obligations which it secures. The Mortgagor shall take no action nor shall it fail to take any action which would result in an impairment of the Lien of this Mortgage or which would form the basis for any Person(s) to properly claim an interest in the Mortgaged Property (including, without limitation, any claim for adverse use or possession or any implied dedication or easement by prescription) other than Permitted Encumbrances. If any Lien (other than a Permitted Encumbrance) attaches to the Mortgaged Property, the Mortgagor shall promptly, at its expense: (a) provide the Mortgagee with written notice of such Lien, including information relating to the amount of such Lien; and (b) pay the Lien in full or take such other action as shall be required to cause the Lien to be released; provided, that, after written notice to Mortgagee, Mortgagor, at its own expense, may contest such Lien by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, provided that (i) no Event of Default has occurred and is continuing, (ii) Mortgagor is permitted to do so under any other mortgage or deed of trust affecting the Mortgaged Property, (iii) the proceeding is permitted under and is conducted in accordance with the provisions, if any, of the Credit Agreement and shall not constitute a default thereunder, (iv) neither the Mortgaged Property, or any part thereof, nor the Mortgagor shall be affected in any material adverse way as a result of such proceeding, and (v) the Lien has been discharged of record (by payment, bonding or in a manner otherwise reasonably acceptable to Mortgagee). If an Event of Default shall have occurred and be continuing, the Mortgagee may, but shall not be obligated, to pay any such asserted Lien if not timely paid by the Mortgagor.

         1.02 Compliance with Law. The Mortgagor represents and warrants that it possesses all material environmental and other licenses, authorizations, registrations, permits and/or approvals required by Governmental Authorities (as hereinafter defined) for the ownership or operation of the Land, Improvements and Fixtures (each being defined as a "License"), all of which, the Mortgagor hereby represents and warrants, are in full force and effect, and are not the subject of any revocation proceeding, release, suspension or forfeiture. The Mortgagor represents and warrants that the present and contemplated use and occupancy of the Land, Improvements and Fixtures does not violate any License. The Mortgagor shall take no action nor shall it fail to take any action with respect to any License or the zoning classification of the Mortgaged Property if such action or failure to act would have a material adverse effect on the value, use and/or operation of the Mortgaged Property or would cause or result in the revocation, suspension or forfeiture of any License.

         1.03 Payment and Performance of Obligations. The Mortgagor shall pay and perform all of the Obligations when due and payable without offset or counterclaim. The Mortgagor shall observe and comply in all respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under the Loan Documents.

         1.04 Maintenance, Repair, Alterations, Etc. The Mortgagor shall: (i) keep and maintain the Improvements and Fixtures in good condition and repair (normal wear and tear, casualty and condemnation excepted, subject to subsection
(iii) below and Section 1.07); (ii) make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior which are necessary to so maintain the Improvements and Fixtures in good condition; (iii) restore, repair or replace any Improvement or Fixture which may be damaged or destroyed so that the same shall be at least substantially equal to its value and condition immediately prior to the damage or destruction; (iv) not commit or permit any waste or deterioration (normal wear and tear excepted) of the Improvements and Fixtures; (v) not permit the Improvements or Fixtures to be demolished or altered in any manner that substantially decreases the value thereof; (vi) promptly pay when due all claims for labor performed and materials furnished therefor, provided, that, after notice to Mortgagee, Mortgagor, at its own expense, may contest such claims and any Liens related thereto by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, provided that (A) no Event of Default has occurred and is continuing, (B) Mortgagor is permitted to do so under any other mortgage or deed of trust affecting the Mortgaged Property, (C) the proceeding is permitted under and is conducted in accordance with the provisions, if any, of the Credit Agreement and shall not constitute a default thereunder, (D) neither the Mortgaged Property, or any part thereof, nor Mortgagor shall be affected in any material adverse way as a result of such proceeding, and (E) the Lien has been discharged of record (by payment, bonding or in a manner otherwise reasonably acceptable to Mortgagee) and (vii) comply with all applicable statutes, regulations and orders of all Governmental Authorities, as well as comply with the provisions of any lease, easement or other agreement affecting all or any part of the Mortgaged Property, except to the extent that any failure to so comply would not have a material adverse effect on the value, use and/or operation of the Mortgaged Property.

         1.05 Required Insurance; Use of Proceeds. The Mortgagor shall keep the Improvements and Fixtures insured against loss or damage by fire, hazards customarily included within "extended coverage" policies, and any other casualties, liabilities, contingencies, risks or hazards, including flood and earthquake, which are customarily insured against by owners and/or lenders with respect to similar properties located in the geographical region of the Improvements, in an amount not less than the full replacement cost of the Improvements and Fixtures with a company or companies and in such form and with such endorsements as shall be required by and be reasonably satisfactory to the Mortgagee. The Mortgagor shall also carry public liability insurance in such form and amounts and with such companies as are reasonably satisfactory to the Mortgagee. The Mortgagee agrees that the types of insurance currently purchased by the Mortgagor with respect to the Mortgaged Property, as disclosed in writing to the Mortgagee, are presently satisfactory for purposes of this Mortgage. The Mortgagee shall be named an additional insured under the public liability insurance policy, a loss payee under any rental interruption insurance policy (whether or not required hereunder) and an additional insured and as loss payee under the hazard insurance policy. All of the above-mentioned insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form reasonably acceptable to the Mortgagee, and may expire, be cancelled or be modified only upon at least thirty (30) days prior written notice to the Mortgagee. Certificates of such insurance reasonably satisfactory to the Mortgagee, together with, upon demand from time to time by the Mortgagee, receipts evidencing the payment of premiums thereon, shall be delivered to and be held by the Mortgagee. At least thirty (30) days prior to the expiration date of any such policy, the Mortgagor shall deliver to the Mortgagee evidence of the renewal or replacement of such policy in a form reasonably satisfactory to the Mortgagee, which evidence may be in the form of certificates of insurance demonstrating compliance with the terms hereof. In the event that any such certificate of insurance and evidence of payment of the premium therefor are not so delivered to the Mortgagee, the Mortgagor hereby specifically authorizes the Mortgagee to obtain such insurance upon ten (10) days prior notice to Mortgagor. Without releasing the Mortgagor from any obligation hereunder, the Mortgagee may (but is not obligated to) obtain such insurance as hereinabove set forth through or from any reasonably acceptable insurance agency or company. The Mortgagee shall not be chargeable with or responsible for the procurement or maintenance of any such insurance or the collection of any proceeds from such insurance. The Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and the Mortgagor hereby expressly assumes full responsibility therefor and agrees to indemnify, defend and hold the Mortgagee harmless from and against all loss, cost, expense and liability, if any, with respect thereto. Except as otherwise provided by applicable law, the Mortgagee may from time to time furnish to any insurance agency or company, or any other Person, any information contained in or extracted from any certificate of insurance delivered to the Mortgagee hereunder and any information concerning this Mortgage. The Mortgagor hereby assigns to the Mortgagee all insurance proceeds which the Mortgagor may be entitled to receive under any insurance policy issued with respect to the Mortgaged Property, whether or not required hereunder. In the event of the foreclosure or other transfer of the title to the Mortgaged Property in extinguishment of the Obligations, in whole or in part, secured hereby, all right, title and interest of the Mortgagor in and to any payments in satisfaction of claims under any casualty insurance policy issued with respect to the Mortgaged Property shall pass to the purchaser, transferee or grantee of the Mortgaged Property. The Mortgagor shall give prompt written notice to the Mortgagee of the occurrence of any damage to or destruction of the Improvements (which term as used in this Section 1.05 and in Section 1.07 shall include Fixtures) in excess of $2,000,000, generally describing the extent of the damage or destruction to the Improvements. In the event of any damage to or destruction of the Improvements or any part thereof which would reduce the value of the Improvements by less than 35%, Mortgagor shall have the right to adjust and collect all proceeds of insurance with respect to such damage or destruction and Mortgagor shall promptly repair such damage in a manner that will result in the Improvements being of the same or better condition and quality as immediately prior to such damage or destruction, with all repairs to be performed and completed in compliance with all federal, state and local laws, rules, regulations, and ordinances; provided however, that the Mortgagee shall have the right to participate in and monitor any restoration work and participate in and approve the settlement of any claim in respect of any damage or destruction which would reduce the value of the Improvements by greater than $10,000,000. If a casualty occurs which would reduce the value of the Improvements by more than 35%, the Mortgagee may upon notice to Mortgagor declare the Obligations immediately due and payable, collect all insurance proceeds payable with respect to such casualty, and apply such proceeds against the Obligations in such order and amounts as the Mortgagee may determine in its sole discretion.

         1.06 Preservation of Property. The Mortgagor agrees to pay for any and all reasonable fees, costs and expenses incurred in connection with the creation, preservation or protection of the Mortgagee's Liens on the Mortgaged Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices (including stamp and mortgage recording taxes or other taxes imposed on the Mortgagee by virtue of its ownership of this Mortgage), which are imposed upon the recording of this Mortgage or thereafter, all reasonable attorneys' fees, payment or discharge of any taxes or Liens upon or in respect of the Mortgaged Property, premiums for insurance with respect to the Mortgaged Property and all other fees, costs and expenses reasonably incurred in connection with protecting, maintaining or preserving the Mortgaged Property and the Mortgagee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Mortgaged Property.

         1.07 Condemnation. Should the Mortgagor receive any notice that the Land or Improvements or any part thereof or interest therein may be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner (a "Condemnation"), the Mortgagor shall give prompt written notice thereof to the Mortgagee. In the event of any Condemnation, the Mortgagee shall have the right to participate in any settlement of any claim made by Mortgagor in respect of such Condemnation if the value of the property taken exceeds $10,000,000 or if such claim is otherwise in an amount which exceeds $10,000,000. In the event of a Condemnation or successive Condemnations which would reduce the value of the Land and the Improvements by 35% or less, Mortgagor shall have the right to adjust and collect all compensation, awards, damages and proceeds payable on account of such Condemnation or Condemnations and shall promptly restore the (remainder of the Land and Improvements (after giving effect to such Condemnation) to a fully functional operating unit, with all restoration work being performed and completed in compliance with all federal, state and local laws, rules, regulations, and ordinances, and shall, promptly upon receipt, apply any remaining proceeds of its Condemnation award to payment of the Obligations as a prepayment. In the event of a Condemnation or successive Condemnations which would reduce the value of the Land and Improvements by more than 35%, the Mortgagee may upon notice to Mortgagor declare the Obligations immediately due and payable, collect all compensation, awards, damages and proceeds payable on account of such Condemnation or Condemnations, and apply such compensation, awards, damages, and proceeds against the Obligations in such order and amounts as the Mortgagee may determine in its sole discretion.

         1.08 Inspections. The Mortgagor hereby authorizes the Mortgagee, its agents, employees and representatives, upon reasonable prior written notice to the Mortgagor (except in an emergency or following the occurrence and during the continuance of any Event of Default, in which case notice shall not be required) to visit and inspect the Mortgaged Property or any portion(s) thereof, all at such reasonable times and as often as the Mortgagee may reasonably request.

         1.09 Transfers.

         (a) Neither the Mortgagor nor WCG shall Transfer (as hereinafter defined), or agree to Transfer, in any manner either voluntarily or involuntarily (other than a Condemnation), by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest therein (including any air or development rights) without, in any such case, the prior written consent of the Mortgagee which may be granted or denied in the Mortgagee's sole discretion.

Notwithstanding the foregoing to the contrary, any Permitted Transfer (as hereinafter defined) may be made without the consent of the Mortgagee provided that, with respect to any Permitted Transfer which would adversely affect the value, use and/or operation of the Mortgaged Property or the Mortgagor's and/or any Guarantor's ability to pay or perform the Obligations, at least ten (10) Business Days prior to the effective date of such Permitted Transfer the Mortgagor gives notice to the Mortgagee describing such Permitted Transfer in detail reasonably sufficient to establish that it is a Permitted Transfer. All Transfers shall be subject and subordinate (except with respect to Liens described in clause (e) of Exhibit B) to the Lien and the terms, covenants and conditions of this Mortgage and all other Loan Documents. Notwithstanding anything herein to the contrary, if any Transfer will result in the conveyance of fee simple title to all or any portion of the Mortgaged Property, it shall be a condition precedent to such Transfer and the Mortgagee's consent thereto that the transferee of such Mortgaged Property assume all of the Obligations; provided that, in no event shall such assumption be deemed to be a release of the Mortgagor's or any Guarantor's obligations under the Loan Documents. Consent to one such Transfer shall not be deemed to be a waiver of the right to refuse consent to future or successive Transfers.

         (b) As used herein "Transfer" shall mean:

                  (i) any transfer, sale, assignment, conveyance or other disposition, whether voluntarily or involuntarily, directly or indirectly, of the Mortgaged Property, by operation of law or otherwise; and

                  (ii) any sale, transfer, merger or other disposition of a controlling or majority of the equity interests in the Mortgagor;

         (c) As used herein, "Permitted Transfer" shall mean:

                  (i) Permitted Encumbrances (as such term is defined in Section 1.01(a) hereof);

                  (ii) the granting of the Second Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of October 15, 2002 made by Mortgagor, as mortgagor, to the Administrative Agent, as mortgagee (the "Second Mortgage") and intended to be recorded in the real estate records of Tulsa County, Oklahoma immediately subsequent to the recording of this Mortgage; provided that that Lien of the Second Mortgage is subordinate and junior to the Lien and the provisions, terms, and conditions of this Mortgage;

                  (iii) any transfer of all or part of the equity interests in Mortgagor to any entity of which WCG owns directly or indirectly a majority of the equity interests;

                  (iv) the granting to the Administrative Agent of a security interest in all of the equity interests in the Mortgagor and the Guarantors pursuant to the Credit Agreement; and

                  (v) provided that no Event of Default has occurred and is continuing, any Lease of the Mortgaged Property or any part thereof entered into in accordance with the provision of Section 1.14 hereof.

                  (d) Notwithstanding anything is this Section 1.09 to the contrary, any Transfer (including, without limitation, Permitted Transfers), whether or not consent is required hereunder, shall not be deemed to release the Mortgagor or any Guarantor from its obligations under the Loan Documents.

         1.10 Hazardous Substances.

         (a) The following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material or substance that is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous (including, without limitation, asbestos or PCB's in any form or condition) or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product and which, in each instance specified above, is now or hereafter regulated under any Environmental Law; and (ii) the term "Environmental Laws" shall collectively mean all present and future laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, or directives of any Governmental Authority and relating to Hazardous Materials or addressing the protection of the environment or human health.

         (b) The Mortgagor hereby represents and warrants to the Mortgagee that:
(i) no Hazardous Material is currently located at, on, in, or under the Land, Fixtures or the Improvements in violation of any Environmental Laws, except in quantities not prohibited by Environmental Laws; (ii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Land, Fixtures or the Improvements onto or into any other property or from any other property onto or into the Land, Fixtures or Improvements has occurred or is occurring in violation of any Environmental Laws; (iii) no notice of violation, Lien, complaint, suit, order or other notice with respect to the Land, Improvements or Fixtures is presently outstanding under any Environmental Laws; and (iv) the Land, Improvements and Fixtures and the operation thereof are in full compliance with all Environmental Laws, except to the extent non-compliance would not result in the imposition of any fine, penalty and/or other liability or damages to the Mortgagee or the Mortgagor in excess of $100,000 per occurrence and provided that any such non-compliance is not caused by the willful misconduct of the Mortgagor or its agents, employees, invitees or Affiliates. The Mortgagor shall comply (subject to subclause (iv) of the preceding sentence), and shall exercise reasonable efforts to cause all tenants or other occupants of the Land and the Improvements to comply, in all respects with all Environmental Laws, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Land and the Improvements to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on or under the Land, Fixtures or the Improvements in a manner that could reasonably be expected to lead to the imposition on the Mortgagor, the Mortgagee or the Land, Fixtures, Improvements or Fixtures of any liability or Lien of any nature whatsoever under any Environmental Laws. The Mortgagor shall notify the Mortgagee promptly in the event of any spill or other release of any Hazardous Material at, in, on, or under the Land, Improvements or Fixtures which is required to be reported to a Governmental Authority under any Environmental Laws, will promptly forward to the Mortgagee copies of any notices received by the Mortgagor relating to alleged violations of any Environmental Laws and will promptly pay when due any fine or assessment against the Mortgagor, the Mortgagee or the Land, Improvements or Fixtures relating to any Environmental Laws; provided that, after written notice to Mortgagee, Mortgagor, at its own expense, may contest any such fine or assessment or any resulting environmental Lien by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, provided, that, (i) no Event of Default has occurred and is continuing, (ii) the Mortgagor is permitted to do so under any other mortgage or deed of trust affecting the Mortgaged Property, (iii) the proceeding is permitted under and is conducted in accordance with the provisions, if any, of Credit Agreement and shall not constitute a default thereunder, (iv) neither the Mortgaged Property, or any part thereof nor the Mortgagor shall be affected in any material adverse way as a result of such proceeding, and (v) the Lien has been discharged of record (by payment, bonding or in a manner otherwise reasonably acceptable to the Mortgagee) or if no such Lien has been recorded, Mortgagor shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Mortgagee, to insure that no environmental lien is recorded and that the payment of any contested sums, together with all interest and penalties thereon as may be necessary to protect the Mortgagor and the Mortgagee from any exposure to liability by reason of such noncompliance pending resolutions of such contest.

         (c) If at any time it is determined that the operation or use of any portion of the Mortgaged Property violates any applicable Environmental Laws or that there are Hazardous Materials located at, in, on, or under the Mortgaged Property which, under any Environmental Laws, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, the Mortgagor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Mortgagor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Laws. If the Mortgagor fails to timely take any such action, the Mortgagee may, in its sole and absolute discretion, after five (5) days prior written notice to the Mortgagor make advances or payments towards the performance or satisfaction of the same, but shall in no event be under any obligation to do so.

         (d) All sums so advanced or paid by the Mortgagee (including, without limitation, counsel and consultant fees and expenses reasonably incurred, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from the Mortgagor and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Mortgagee until the date any such sums are paid by the Mortgagor to the Mortgagee. The Mortgagor will execute and deliver, promptly upon request, such instruments as may be necessary to cause the Mortgaged Property to secure all sums so advanced or paid by the Mortgagee. If a Lien is filed against the Mortgaged Property by any Governmental Authority in connection with any violation of Environmental Laws and the Mortgagor is not contesting same in accordance with the provisions of Section 1.10 (b), then the Mortgagor will, within thirty (30) days from the date that the

Mortgagor is first aware that such Lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by the Mortgagee if such Governmental Authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such Lien) either (i) pay the claim and remove the Lien, or (ii) furnish a cash deposit, bond or such other security with respect thereto as is reasonably satisfactory in all respects to the Mortgagee and is sufficient to effect a complete discharge of such Lien of record.

         (e) The Mortgagee may, at its option, at intervals of not less than two years, or more frequently if the Mortgagee reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Law, cause an environmental audit of the Mortgaged Property or portions thereof to be conducted at the Mortgagor's expense to confirm the Mortgagor's compliance with the provisions of this Section 1.10, and the Mortgagor shall cooperate in all reasonable ways with the Mortgagee in connection with any such audit.

         (f) If this Mortgage is foreclosed, or if the Mortgaged Property is sold pursuant to the provisions of this Mortgage, or if the Mortgagor tenders a deed or assignment in lieu of foreclosure or sale, the Mortgagor shall deliver the Mortgaged Property to the purchaser at foreclosure or sale or to the Mortgagee, its nominees, or wholly owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Laws. The Mortgagor will defend, protect, indemnify, and hold harmless the Mortgagee and its employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses reasonably incurred, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to: (i) any breach by the Mortgagor of any of the provisions of this Section 1.10, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Mortgaged Property prior to the date on which title to the Mortgaged Property is transferred to the Mortgagee or its successors and assigns pursuant to foreclosure or deed-in-lieu of foreclosure, including without limitation any damage or injury resulting from any such Hazardous Material to or affecting the Mortgaged Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Mortgaged Property or on any other property or otherwise; (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material; (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material; or (v) any violation of any Environmental Laws (collectively, "Indemnified Environmental Liabilities"), but excluding any Indemnified Environmental Liabilities to the extent arising on or after the date hereof from the gross negligence or willful misconduct of the Mortgagee or any of its Affiliates. The obligations and liabilities of the Mortgagor under this paragraph shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Obligations have been paid in full and irrespective of any foreclosure of this Mortgage, sale of the Mortgaged Property pursuant to the provisions of this Mortgage or acceptance by the Mortgagee, its nominee or wholly owned subsidiary of a deed or assignment in lieu of foreclosure or sale.

         1.11 After Acquired Property Interests. All right, title and interest of the Mortgagor in and to the Mortgaged Property, hereafter acquired by the Mortgagor (the "After Acquired Property Interests"), immediately upon such acquisition, and in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the Lien of this Mortgage. The Mortgagor shall execute and deliver to the Mortgagee all such other mortgages and other agreements as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the Lien of this Mortgage.

         1.12 Authority of the Mortgagor; Validity. The Mortgagor represents and warrants that its execution and delivery of, and performance under this Mortgage and the other Loan Documents to which it is a party: (i) are within its power;
(ii) do not require any government approval (other than the Confirmation Order);
(iii) do not materially violate any provisions of law or any order of any court or agency of government, (iv) do not violate the charter documents to which it is a party or any indenture, agreement or any other instrument to which it is a party or by which it is bound on the Effective Date or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; and (v) constitutes its legal, valid, binding and enforceable obligation, except to the extent that the enforceability of this Mortgage may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and general principles of equity.

         1.13 Additional Debt. The Mortgagor shall not create or suffer to exist any indebtedness which is not permitted under the Credit Agreement or any indebtedness for borrowed money, secured or unsecured, direct or indirect, absolute or contingent (including issuance of any guarantee of such indebtedness).

         1.14 Leasing. In respect of each Lease which may be entered into on or after the date hereof, the following shall apply: the Lien and estate, as well as the provisions, terms, and conditions of each Lease shall in all respects be subordinate and junior to the Lien and the provisions terms and conditions of this Mortgage and shall (i) contain an express statement so providing, (ii) be on terms consistent with this Mortgage; (iii) require the tenant thereunder to execute, upon request by the Mortgagee, from time to time, a tenant estoppel certificate and/or subordination agreement, reasonably satisfactory to Mortgagor, and (iv) be for a use and occupancy permitted by applicable law, including Environmental Laws, zoning regulations and building codes. Mortgagor shall be responsible for an act and omission of lessees under the Leases; to the effect that any such acts or omissions by such lessees shall constitute a breach by the Mortgagor hereunder if and to the extent same would be a breach if committed by the Mortgagor itself.

                                   ARTICLE II

                               SECURITY AGREEMENT

         2.01 Grant of Security; Incorporation by Reference.

In addition to constituting a mortgage Lien on those portions of the Mortgaged Property classified as real property (including Fixtures to the extent they are real property), this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code with respect to those parts of the Mortgaged Property classified as personal property, including Fixtures to the extent they are personal property.

         2.02 Fixture Filing and Financing Statements.

This Mortgage constitutes a security agreement, fixture filing and financing statement as those terms are used in the Uniform Commercial Code. For purposes of this Section 2.02, this Mortgage is to be filed and recorded in, among other places, the real estate records of Tulsa County, Oklahoma, in which the Land is located and the following information is included: (1) the Mortgagor shall be deemed the "Debtor" with the address set forth for the Mortgagor on the first page of this Mortgage which the Mortgagor certifies is accurate; (2) the Mortgagee shall be deemed to be the "Secured Party" with the address set forth for the Mortgagee on the first page of this Mortgage and shall have all of the rights of a secured party under the Uniform Commercial Code; (3) this Mortgage covers goods which are or are to become Fixtures and the portions of the Mortgaged Property which are or may become Fixtures are described by item or type in the granting clauses hereof; (4) the name of the record owner of the Land is the Debtor; (5) the organizational identification number of the Debtor is 73-1619292; (6) the Debtor is a limited liability company, organized under the laws of the State of Delaware; and (7) the legal name of the Debtor is Williams Technology Center, LLC. The Debtor hereby authorizes the Mortgagee to file any financing statements covering the Mortgaged Property and terminations thereof or amendments or modifications thereto without the signature of the Debtor where permitted by applicable law.

                                   ARTICLE III

                     ASSIGNMENT OF LEASES, RENTS AND PROFITS

         3.01 Assignment. The Mortgagor hereby absolutely, irrevocably and unconditionally sells, assigns, transfers and conveys to the Mortgagee all of the Mortgagor's right, title and interest in and to all current and future Leases and Rents, including those Rents now due, past due, or to become due by virtue of any Lease. The Mortgagor intends that this assignment constitute a present and absolute assignment and not an assignment for additional security only. Such assignment to the Mortgagee shall not be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise impose any obligation upon the Mortgagee. If an Event of Default shall have occurred and be continuing, the Mortgagor covenants that it will not thereafter collect or accept payment of any Rents more than one month prior to the due dates of such Rents and that no Rents will be waived, released, reduced, discounted or otherwise discharged or compromised by the Mortgagor, except with respect to Leases of less than 10,000 square feet or as may be previously approved in writing by the Mortgagee. The Mortgagor agrees that it will not assign any of the Leases or Rents to any other Person, except for Permitted Transfers. The Mortgagee shall have no liability for any loss which may arise from a failure or inability to collect any Rents. The Mortgagor shall maintain all security deposits in accordance with applicable law.

         3.02 Revocable License; Agent. Notwithstanding the foregoing, but subject to the terms of this Article III, the Mortgagee hereby grants to the Mortgagor a revocable license to enter into, modify, administer and otherwise deal with all Leases and to collect the Rents and hereby directs each tenant under a Lease to pay such Rents to, or at the direction, of the Mortgagor, until such time as the Mortgagee provides notice to the contrary to such tenants. Any Rents received by Mortgagor in good funds, shall be held by the Mortgagor in trust for the benefit of Mortgagee for application to the then currently due and next accruing portion of the Obligations, up to but not in excess of the then currently due or next accruing portion of the Obligations, provided however, so long as an Event of Default has not occurred and is continuing, the Mortgagor may transfer any Rents received to a third party and shall not be required to keep any such trust funds in a segregated account and Mortgagor may commingle such trust funds with other general funds of Mortgagor.

         3.03 Rents.

         (a) If an Event of Default shall have occurred and be continuing, the Mortgagee may by notice to the Mortgagor, terminate the license granted in
Section 3.02 hereof and the Mortgagee shall immediately and automatically be entitled to possession of all Rents, regardless whether the Mortgagee enters upon or takes control of the Mortgaged Property. Upon the revocation of such license, the Mortgagor grants to the Mortgagee the right, at its option, to exercise all the rights granted in Section 4.02(a) hereof. Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee or trustee in possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee pursuant to such Section 4.02(a).

         (b) From and after the termination of such license, the Mortgagor shall, if the Mortgagee so directs in writing, be the agent for the Mortgagee for collection of the Rents and all of the Rents so collected by the Mortgagor shall be held in trust by the Mortgagor for the sole and exclusive benefit of the Mortgagee and the Mortgagor shall, within two (2) Business Days after receipt of any Rents, pay the same to the Mortgagee to be applied by the Mortgagee as provided herein. All Rents collected shall be applied against all expenses of collection (including, but not limited to, attorneys' fees), costs of operation and management of the Mortgaged Property reasonably incurred and the Obligations, in whatever order or priority as to any of such items as the Mortgagee directs in its sole and absolute discretion and without regard to the adequacy of its security. Neither demand for nor collection of Rents by the Mortgagee shall constitute any assumption by the Mortgagee of any obligations under any Lease or agreement relating thereto.

         (c) Any funds reasonably expended by the Mortgagee during the existence of an Event of Default to take control of and manage the Mortgaged Property and collect the Rents shall become part of the Obligations secured hereby. Such amounts shall be payable upon demand given by the Mortgagor to the Mortgagee and shall bear interest from the date of expenditure at the Default Rate set forth in the Note.

         3.4 Sale of Mortgaged Property.

         (a) Upon any permitted sale of the Mortgaged Property by or for the benefit of the Mortgagee pursuant to this Mortgage, the Rents shall be included in such sale and shall pass to the purchaser free and clear of any rights granted herein to the Mortgagor.

         (b) The Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, the Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforceable against the Mortgagor and all third parties, including, without limitation, any debtor in possession or trustee in any case under the Bankruptcy Code, without the necessity of (i) commencing a foreclosure action with respect to this Mortgage, (ii) furnishing notice to the Mortgagor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Mortgaged Property as a lender-in-possession, (v) obtaining the appointment of a receiver of the Rents, (vi) sequestering or impounding the Rents or (vii) taking any other affirmative action.

         3.05 Bankruptcy Provisions. Without limiting the provisions of this
Article III or the absolute nature of the assignment of the Rents hereunder, the Mortgagor and the Mortgagee agree that, to the extent that the assignment of the Rents hereunder is deemed to be other than an absolute assignment, (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to the property intended to be covered by this Mortgage which is acquired before the commencement of a bankruptcy case and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any bankruptcy case. Without limiting the absolute nature of the assignment of the Rents hereunder, to the extent the Mortgagor (or the Mortgagor's bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, the Mortgagor hereby acknowledges and agrees that such Rents are and shall be deemed to be "cash collateral" under Section 363 of the Bankruptcy Code.

                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

         4.01 Events of Default. The occurrence of any of the following events, shall constitute an event of default (each an "Event of Default") hereunder:

         (a) any failure to make any payment in respect of the Obligations when and as same shall become due (subject to any applicable grace periods), including without limitation, any payment to be made by the Mortgagor pursuant to Paragraph 13 of the Notes, whether at the due date thereof or a date fixed for prepayment thereof or otherwise and such failure shall continue for a period of five (5) days;

         (b) a default shall occur under any one or more of Sections 1.05, 1.09,
1.10 or 1.13 and such default is not cured prior to the expiration of any applicable grace periods;

         (c) a default by the Mortgagor and/or any Guarantor in the due observance or performance of any other covenant or agreement in the Notes, this Mortgage or in any of the other Loan Documents (other than those defaults specified in subsections (a) and (b) of this Section) and such default shall continue for a period of thirty (30) days after notice thereof shall have been given to the Mortgagor by the Mortgagee; provided, however, that if such default shall not be curable within said thirty (30) day period, then so long as the Mortgagor is diligently and continuously proceeding to cure such default, then such default shall not constitute an Event of

Default unless it shall continue uncured for one hundred twenty (120) days after the giving by the Mortgagee of such notice to the Mortgagor;

         (d) by order of a court of competent jurisdiction, a trustee, receiver or liquidator shall be appointed with respect to the Mortgaged Property, the Mortgagor, any Guarantor and such order shall not be discharged or dismissed within sixty (60) days after such appointment;

         (e) the Mortgagor and/or any Guarantor shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the United States Federal Bankruptcy Code, or the Mortgagor or any Guarantor shall be adjudicated a bankrupt by a court of competent jurisdiction, or the Mortgagor and/or any Guarantor shall make an assignment for the benefit of creditors, or the Mortgagor shall consent to the appointment of a receiver or receivers of all or any part of the Mortgaged Property;

         (f) any of the creditors of the Mortgagor and/or any Guarantor shall file a petition in bankruptcy against the Mortgagor and/or for reorganization pursuant to the United States Federal Bankruptcy Code and such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed;

         (g) the rendering of a final judgment or judgment for the payment of money, not subject to appeal or covered by insurance under a policy under which the insurer shall, in writing, have accepted defense and liability, against the Mortgagor in an aggregate amount in excess of $2,000,000 and same is not discharged or otherwise satisfied within sixty (60) days from the entry date thereof; and

         (h) any representation or warranty made by the Mortgagor and/or any Guarantor in any of the Loan Documents shall have been false or misleading in any material respect as of the date such representation or warranty was made.

         4.02 Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Mortgagee may, in the Mortgagee's sole discretion, either itself or by or through one or more trustees, agents, nominees, assignees or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights and remedies individually, collectively or cumulatively:

         (a) either in person or by its agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, (i) enter upon and take possession of the Mortgaged Property or any part thereof and of all books, records and accounts directly relating thereto, and without in any event being constituted a mortgagee-in-possession in its own name or in the name of the Mortgagor, and do or cause to be done any acts which it deems necessary or desirable to preserve the value of the Mortgaged Property or any part thereof or interest therein, increase the income therefrom or protect the security hereof; (ii) with or without taking possession of the Mortgaged Property make such repairs, alterations, additions and improvements as the Mortgagee deems necessary or desirable and do any and all acts and perform any and all work which the Mortgagee deems necessary or desirable to complete any unfinished construction on the Mortgaged Property; (iii) make, cancel or modify Leases and sue for or otherwise collect the Rents thereof, including those past due and unpaid;

(iv) make any payment or perform any act which the Mortgagor has failed to make or perform hereunder; (v) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee; (vi) pay, purchase, contest or compromise any encumbrance, charge or Lien on the Mortgaged Property; and (vii) take such other actions as the Mortgagee deems necessary or reasonably desirable in accordance with applicable law;

         (b) commence and maintain one or more actions at law or in equity or by any other appropriate remedy (i) to protect and enforce the Mortgagee's rights hereunder, including for the specific performance of any covenant or agreement herein contained (which covenants and agreements the Mortgagor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy),
(ii) to collect any sum then due hereunder, (iii) to aid in the execution of any power herein granted, or (iv) to foreclose this Mortgage in accordance with
Section 4.03 hereof;

         (c) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code;

         (d) without notice or demand, presentment, notice of intention to accelerate or of acceleration, protest or notice of protest, all of which are hereby waived by the Mortgagor, declare all of the Obligations immediately due and payable, and upon such declaration all of such Obligations shall become and be immediately due and payable, anything in this Mortgage or the other Loan Documents to the contrary notwithstanding; and

         (e) exercise any other right or remedy available to the Mortgagee under the Loan Documents.

         4.03 Right of Foreclosure.

         (a) If an Event of Default shall have occurred and be continuing, the Mortgagee shall have the right, in its sole discretion, to proceed at law or in equity to foreclose this Mortgage with respect to all or any portion of the Mortgaged Property, either by judicial action or by power of sale. The Mortgagor hereby grants to and confers upon the Mortgagee the power to sell the Mortgaged Property or any portion thereof in the manner and pursuant to the procedures set forth in the Oklahoma Power of Sale Mortgage Foreclosure Act, 46 O.S. Sections 40-49, as amended and in effect from time to time (the "Act") or pursuant to other applicable statutory or judicial authority. If no cure is effected within the time limits set forth in the Act, the Mortgagee may accelerate the Obligations without further notice and may then proceed in the manner and subject to the conditions of the Act to send to the Mortgagor and other necessary parties a notice of sale and may sell and convey the Mortgaged Property in accordance with the Act. The Mortgagee may foreclose this Mortgage by exercising said power of sale or, at the Mortgagee's sole option, by judicial foreclosure proceedings as provided by law. No action of the Mortgagee based upon the provisions contained herein or in the Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude the Mortgagee from accelerating the Obligations and pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. If the Mortgaged Property consists of several lots, parcels or items of Mortgaged Property, the Mortgagee may, in its sole discretion: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner the Mortgagee may elect. Should the Mortgagee desire that more than one sale or other disposition of the Mortgaged Property be conducted, the Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as the Mortgagee may elect, and no such sale shall terminate or otherwise affect the lien of this Mortgage on any part of the Mortgaged Property not sold until all Obligations have been fully paid in cash and performed. The Mortgagee may elect to sell the Mortgaged Property for cash or credit. The Mortgagee may, to the extent permitted by law, adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, to the extent permitted by law, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned. Following the occurrence and during the continuance of an Event of Default, with respect to all components of the Mortgaged Property, the Mortgagee is hereby appointed the true and lawful attorney-in-fact of the Mortgagor (which appointment is irrevocable and coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with such power, the Mortgagor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. To the extent permitted by law, any such sale or sales made under or by virtue of this Article IV shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor. Upon any sale made under or by virtue of this Article IV, the Mortgagee may, to the extent permitted by law, bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sale price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct by law or under this Mortgage.

         (b) Any foreclosure of this Mortgage and any other transfer of all or any part of the Mortgaged Property in extinguishment of all or any part of the Obligations may, at the Mortgagee's option, be subject to any or all Leases of all or any part of the Mortgaged Property and the rights of tenants under such Leases. No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such Lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).

         (c) If the Mortgagor retains possession of the Mortgaged Property or any part thereof subsequent to a sale, the Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if the Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Mortgagor by reason thereof are hereby expressly waived by the Mortgagor.

         4.04 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, the Mortgaged Property pursuant to this Mortgage shall be applied by the Mortgagee (or the receiver, if one is appointed) to the Obligations in such order and amounts as the Mortgagee determines in its sole discretion.

         4.05 Appointment of Receiver. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee as a matter of strict right and without notice to the Mortgagor or anyone claiming under the Mortgagor, and without regard to the adequacy or the then value of the Mortgaged Property or the interest of the Mortgagor therein or the solvency of any party bound for payment of the Obligations, the Mortgagee shall have the right to apply to any court of competent jurisdiction to appoint a receiver or receivers of the Mortgaged Property, and the Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual rights, powers and duties of receivers in like or similar cases and all the rights, powers and duties of the Mortgagee in case of entry as provided in Section 4.02 hereof, including, but not limited to, the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as are approved by such court and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

         4.06 Exercise of Rights and Remedies. The entering upon and taking possession of the Mortgaged Property, the collection of any Rents and the exercise of any of the other rights contained in this Article IV, shall not, alone, cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Mortgaged Property or the collection, receipt and application of Rents, the Mortgagee shall be entitled to exercise every right provided for herein or in the other Loan Documents, or at law or in equity upon the occurrence of any Event of Default.

         4.07 Remedies Not Exclusive. The Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or any of the other Loan Documents or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security deed, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage or its enforcement, whether by court action or pursuant to the powers herein contained, shall prejudice or in any manner affect the Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being agreed that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as it may in its absolute and sole discretion and election determine. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy herein or in any of the other Loan Documents or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy to which the Mortgagee is entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies. No delay or omission of the Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed as a waiver of any Event of Default or any acquiescence therein. If the Mortgagee shall have proceeded to invoke any right or remedy hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, the Mortgagee shall have the unqualified right to do so and, in such an event, the rights and remedies of the Mortgagee shall continue as if such right or remedy had never been invoked and no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of the Mortgagee thereafter to exercise any right or remedy under the Loan Documents for such Event of Default.

         4.08 WAIVER OF REDEMPTION, NOTICE, MARSHALLING, ETC. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, TO THE EXTENT PERMITTED BY LAW, THE
MORTGAGOR: (A) ACKNOWLEDGING THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS HEREUNDER, WILL NOT (I) AT ANY TIME INSIST UPON, OR PLEAD, OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE ANY BENEFIT OR ADVANTAGE OF ANY STAY OR EXTENSION OR MORATORIUM LAW, ANY LAW RELATING TO THE ADMINISTRATION OF ESTATES OF DECEDENTS, REDEMPTION, STATUTORY RIGHT OF REDEMPTION, OR THE MATURING OR DECLARING DUE OF THE WHOLE OR ANY PART OF THE OBLIGATIONS, NOTICE OF INTENTION OF SUCH MATURING OR DECLARING DUE, OTHER NOTICE (WHETHER OF DEFAULTS, ADVANCES, THE CREATION, EXISTENCE, EXTENSION OR RENEWAL OF ANY OF THE OBLIGATIONS OR OTHERWISE, EXCEPT FOR RIGHTS TO NOTICES EXPRESSLY GRANTED HEREIN OR IN THE LOAN DOCUMENTS), SUBROGATION, ANY SET-OFF RIGHTS, HOMESTEAD OR ANY OTHER EXEMPTIONS FROM EXECUTION OR SALE OF THE MORTGAGED PROPERTY OR ANY PART THEREOF, WHEREVER ENACTED, NOW OR AT ANY TIME HEREAFTER IN FORCE, WHICH MAY AFFECT THE COVENANTS AND TERMS OF PERFORMANCE OF THIS MORTGAGE, OR (II) AFTER ANY SUCH SALE OR SALES, CLAIM OR EXERCISE ANY RIGHT UNDER ANY STATUTE HERETOFORE OR HEREAFTER ENACTED TO REDEEM THE MORTGAGED PROPERTY SO SOLD OR ANY PART THEREOF; AND (B) COVENANTS NOT TO HINDER, DELAY OR IMPEDE THE EXECUTION OF ANY POWER HEREIN GRANTED OR DELEGATED TO THE MORTGAGEE, BUT TO SUFFER AND PERMIT THE EXECUTION OF EVERY POWER AS THOUGH NO SUCH LAW OR LAWS HAD BEEN MADE OR ENACTED. THE MORTGAGOR, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, WAIVES, TO THE EXTENT THAT IT LAWFULLY MAY, ALL RIGHT TO HAVE THE MORTGAGED PROPERTY MARSHALLED UPON ANY FORECLOSURE HEREOF. APPRAISEMENT OF THE MORTGAGED PROPERTY IS HEREBY WAIVED OR NOT WAIVED AT THE OPTION OF THE MORTGAGEE, SUCH OPTION TO BE EXERCISED AT OR PRIOR TO THE ENTRY OF JUDGMENT IN ANY FORECLOSURE ACTION.

         4.09 Expenses of Enforcement. In connection with any action to enforce any remedy of the Mortgagee under this Mortgage, the Mortgagor agrees to pay all out-of-pocket costs and expenses which may be reasonably paid or incurred by or on behalf of the Mortgagee, including, without limitation, reasonable attorneys' fees, receiver's fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as the Mortgagee may deem necessary or desirable, and neither the Mortgagee nor any other Person shall be required to accept tender of any portion of the Obligations unless the same be accompanied by a tender of all such expenses, costs and commissions. All of the costs and expenses described in this Section
4.09 and such expenses and fees as may be reasonably incurred by the Mortgagee in any litigation or proceeding (including appellate proceedings) arising from the enforcement of this Mortgage or the Mortgaged Property (including, without limitation, the occupancy thereof or any construction work performed thereon), including bankruptcy proceedings, or in preparation for the commencement or defense of any such proceeding or such threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by the Mortgagor, with interest thereon at the Default Rate and shall be part of the Obligations secured by this Mortgage.

         4.10 Indemnity.

         (a) The Mortgagor agrees to indemnify, reimburse and hold the Mortgagee and its successors, permitted assigns, employees, affiliates and agents (hereinafter in this Section 4.10 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses reasonably incurred) (for the purposes of this Section 4.10 the foregoing are collectively called "expenses") (collectively the "Indemnified Liabilities") of whatsoever kind and nature imposed on, asserted against or reasonably incurred by any of the Indemnitees relating to or arising out of this Mortgage or in connection with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under this Mortgage, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Mortgaged Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 4.10 for Indemnified Liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) on or after the date hereof. The Mortgagor agrees that upon notice by any Indemnitee of the assertion of an Indemnified Liability, the Mortgagor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Mortgagor of any such assertion of which such Indemnitee has knowledge.

         (b) If and to the extent that the obligations of the Mortgagor under this Section 4.10 are unenforceable pursuant to applicable law, the Mortgagor hereby agrees to the extent permitted by applicable law to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         4.11 Indemnity Obligations Secured by Mortgaged Property; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement from Mortgagor pursuant to this Mortgage or any other Loan Document shall constitute Obligations secured by the Mortgaged Property. The indemnity obligations of the Mortgagor contained in this Article IV shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all principal and interest payable under the Note and the discharge of the lien of this Mortgage.

                                    ARTICLE V

                               ADDITIONAL REMEDIES

         5.01 Additional Remedies.

         (a) The Mortgagor acknowledges and agrees that the Obligations are secured by the Mortgaged Property. The Mortgagor specifically acknowledges and agrees that the Mortgaged Property, in and of itself, if foreclosed or realized upon might not be sufficient to satisfy the outstanding amount of the Obligations. Accordingly, the Mortgagor acknowledges that any other assets of the Mortgagor may be pursued by the Mortgagee in separate proceedings in the various States, counties and other countries where such assets may be located and additionally that the Mortgagor and the Guarantors will remain liable for any deficiency judgments in addition to any amounts the Mortgagee may realize on sales of such other property or any other assets of such parties. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the Mortgagor and the Mortgagee that in the event of a foreclosure of this Mortgage, the Obligations shall not be deemed merged into any judgment of foreclosure, but rather shall remain outstanding. It is the further intent and understanding of the Mortgagor and the Mortgagee that if an Event of Default shall have occurred and be continuing, the Mortgagee may pursue all Mortgaged Property with the Obligations remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which the Mortgagee may obtain.

         (b) The Mortgagor waives and relinquishes any and all rights it may have, whether at law or equity, to require the Mortgagee to proceed to enforce or exercise any rights, powers and remedies it may have under the Loan Documents in any particular manner or in any particular order. Furthermore, the Mortgagor acknowledges and agrees that the Mortgagee shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Mortgage, or the other Loan Documents or under any provision of law, by one or more proceedings, (whether contemporaneous, consecutive or both). Neither the acceptance of this Mortgage or any other Loan Document nor the enforcement in one proceeding, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of such documents through one or more additional proceedings.

         (c) The Mortgagor further agrees that any particular remedy or proceeding, including, without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted as to all or any part of the Mortgaged Property, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Mortgaged Property.

         (d) The Mortgagee may resort to any other security of the Mortgaged Property held by the Mortgagee for the payment of the Obligations in such order and manner as the Mortgagee may elect.

         (e) Notwithstanding anything contained herein to the contrary, the Mortgagee shall be under no duty to the Mortgagor or others, including, without limitation, the holder of any junior, senior or subordinate mortgage on the Mortgaged Property or any part thereof or on any other security held by the Mortgagee, to exercise or exhaust all or any of the rights, powers and remedies available to the Mortgagee.

         (f) Notwithstanding anything contained herein to the contrary, if an Event of Default occurs (i) the Mortgagee shall endeavor to give the Administrative Agent a courtesy copy of any notice of such default simultaneously with its giving of any such notice to the Mortgagor to the extent that the Mortgagor is required to receive notice thereof under the Loan Documents, provided that, in no event shall the Mortgagee's failure to give such notice to the Administrative Agent preclude or in any way limit the Mortgagee's rights or remedies pursuant to this Mortgage or the other Loan Documents; and
(ii) to the extent the Mortgagor can cure such default under the Loan Documents, the Mortgagee shall accept such cure directly from the Administrative Agent if so tendered.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.01 Governing Law. The provisions of this Mortgage shall be governed by and construed under the laws of the State of Oklahoma.

         6.02 Limitation on Interest. It is the intent of the Mortgagor and the Mortgagee in the execution of this Mortgage and all other Loan Documents to contract in strict compliance with applicable usury laws. In furtherance thereof, the Mortgagee and the Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged under applicable law. If this Mortgage or any other Loan Documents violate any such applicable usury law, then the interest rate payable in respect of the Notes shall be the highest rate permissible under applicable law. The right to accelerate the Notes pursuant to Section 4.02 hereof does not include a right to require payment of any interest which has not otherwise accrued by the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration; provided, however, that Lender shall, to the extent specified herein, be entitled to receive interest at the applicable rate herein specified on any amounts payable pursuant to this Mortgage through the date collected.

         6.03 Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications provided for hereunder shall be in writing and mailed, transmitted via facsimile, or delivered via courier service: if to the Mortgagor, at its address set forth in the first paragraph hereof, Attention: General Counsel, facsimile (918) 547-2360; if to the Mortgagee, at its address set forth in the first paragraph hereof, with copy to White & Case LLP at 1155 Avenue of the Americas, New York, NY 10036, Attention:
John Reiss, Esq. and Roger Noble, Esq., facsimile (212) 354-8113; if to the Administrative Agent for the purposes set forth in Section 5.01(f), at Bank of America, N.A. 901 Main Street, 66th Floor, Dallas, Texas 75202-3714, Attention:
John W. Woodiel III, facsimile, (214) 209-3533, with a copy to Clifford Chance US LLP, 200 Park Avenue, New York, NY 10166, Attention: Dawn Goldberg, Esq., facsimile (212) 878-8375; or at such other address as shall be designated by such party in a written notice to the other parties hereto. All notices required or permitted hereunder shall be given either by (a) personal delivery, (b) professional expedited delivery service (postage prepaid), (c) facsimile (provided that a confirmation copy immediately follows by any of the other methods of delivery permitted herein), or (d) certified mail return receipt requested (postage prepaid), and if so given, shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of delivery or the date of attempted or refused delivery at the address or in the manner provided herein, or, in the case of facsimile with confirmation as required above, upon receipt or, in the case of certified mail, five (5) Business Days after posting with the U.S. Postal Service.

         6.04 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties hereto and are not a part of this Mortgage.

         6.05 Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever except with the prior written consent of the Mortgagee and the Mortgagor.

         6.06 Obligations Absolute. Except to the extent, if any, otherwise expressly hereafter agreed by the Mortgagee and the Mortgagor by an amendment pursuant to Section 6.05, the obligations of the Mortgagor hereunder shall remain in full force and effect without regard to, and shall not be impaired by,
(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Mortgage or any other Loan Document; or (c) any amendment to or modification of any Loan Document; whether or not the Mortgagor shall have notice or knowledge of any of the foregoing.

         6.07 Further Assurances. The Mortgagor shall, upon the reasonable request of the Mortgagee and at the expense of the Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in this Mortgage or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file, as applicable, such further agreements, instruments and documents (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary or reasonably desirable to carry out the terms and purposes of this Mortgage and to subject to the Liens and security interests hereof, any of the Mortgaged Property; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) reasonably required by the Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons.

         6.08 Partial Invalidity. If any of the provisions of this Mortgage or the application thereof to any person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

         6.09 Partial Releases. No release from the lien of this Mortgage of any part of the Mortgaged Property by the Mortgagee shall in any way alter, vary or diminish the force or effect of this Mortgage on the balance of the Mortgaged Property or the priority of the lien of this Mortgage on the balance of the Mortgaged Property.

         6.10 RESERVED.

         6.11 Covenants Running with the Land. All Obligations are intended by the Mortgagor and the Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of any interest in all or any portion of the Mortgaged Property. All persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Notes and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without prior written consent of the Mortgagee.

         6.12 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of the Mortgagee and the Mortgagor and their respective successors and assigns. Except as otherwise permitted by the Notes, the Mortgagor shall not assign any rights, duties, or obligations hereunder.

         6.13 Purpose of Notes. The Mortgagor hereby represents and agrees that the Notes secured by this Mortgage are being obtained for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential, household or agricultural purposes.

         6.14 No Joint Venture or Partnership. The relationship created hereunder and under the other Loan Documents is that of creditor/debtor. The Mortgagee does not owe any fiduciary obligation to the Mortgagor and/or any of the Mortgagor's officers, partners, agents, or representatives pursuant to the Loan Documents. Nothing herein or in any other Loan Document is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between the Mortgagor and the Mortgagee.

         6.15 RESERVED.

         6.16 Full Recourse. This Mortgage is made with full recourse to the Mortgagor and to all assets of the Mortgagor, including the Mortgaged Property and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Mortgagor contained herein and in the other Loan Documents, provided that such recourse shall not extend to (i) any officer, director, employee, agent or representative of (x) the Mortgagor or (y) any Guarantor or (ii) any shareholder of WCG (except to the extent that the Mortgagor or any Guarantor is a shareholder of WCG).

         6.17 RESERVED.

         6.18 Acknowledgment of Receipt. The Mortgagor hereby acknowledges receipt of a true copy of this Mortgage.

         6.19 Release Upon Full Payment. Following the Termination Date (as hereinafter defined), this Mortgage shall be released of record, and the Mortgagee, at the request and expense of the Mortgagor, will promptly execute and deliver to the Mortgagor (without recourse and without representation or warranty) a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage and release of the Liens of this Mortgage; provided, however, that all indemnities set forth herein (including, without limitation Section 4.10 hereof) shall survive such termination. As used herein, the "Termination Date" shall mean the date upon which all Obligations of the Mortgagor under the Notes and the other Loan Documents shall have been paid and performed in full.

         6.20 Time of the Essence. Time is of the essence with respect to the obligations of the Mortgagor under this Mortgage.

         6.21 The Mortgagee's Powers. Without affecting the liability of any other Person liable for the payment and performance of the Obligations and without affecting the Lien of this Mortgage in any way, the Mortgagee may, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Mortgaged Property, (a) release any Persons liable for the Obligations, (b) extend the maturity of, increase or otherwise alter any of the terms of the Obligations, (c) modify the interest rate payable on the principal balance of the Obligations, (d) release or reconvey, or cause to be released or reconveyed all or any portion of the Mortgaged Property, or (e) take or release any other or additional security for the Obligations.

         6.22 Rules of Usage; Certain Defined Terms. The following rules of usage shall apply to this Mortgage unless otherwise required by the context:

         (a) Singular words shall connote the plural as well as the singular, and vice versa, as may be appropriate.

         (b) The words "herein", "hereof" and "hereunder" and words of similar import appearing in this Mortgage shall be construed to refer to such document as a whole and not to any particular section, paragraph or other subpart thereof unless expressly so stated.

         (c) References to any Person shall include such Person and its successors and permitted assigns.

         (d) Each of the parties hereto and their counsel have reviewed and revised, or requested revisions to, this Mortgage, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of such documents and any amendments or exhibits thereto.

         (e) Unless an express provision requires otherwise, each reference to "the Mortgaged Property" shall be deemed a reference to "the Mortgaged Property or any part thereof".

         (f) As used in this Mortgage, the following terms shall have the meanings set forth in this paragraph (f):

         "Acquired Assets" shall have the meaning provided in the Purchase Agreement.

         "Administrative Agent" means Bank of America, N.A., as administrative agent for the Lenders under the Credit Agreement and any successor or other administrative agent under the Credit Agreement.

         "Affiliate" shall mean with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Aircraft Dry Leases" shall mean (a) the Aircraft Dry Lease (N358WC) dated as of September 13, 2001 by and between Williams Aircraft Leasing, LLC, as "Lessor", and WCL, as "Lessee", and/or (b) the Aircraft Dry Lease (N359WC) dated as of September 13, 2001 by and between Williams Aircraft Leasing, LLC, as "Lessor", and WCL, as "Lessee".

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

         "Business Day" shall mean a day other than a Saturday, Sunday or day on which banks are authorized to be closed in Tulsa, Oklahoma.

         "Central Plant" shall mean the equipment, fixtures, piping, wiring, machinery, and all other items of personal property comprising the plant for chilled and hot water production and circulation, and electricity generation and transmission located in the basement of the building comprising a portion of the Improvements, which building is commonly known as One Technology Center or the Williams Technology Center, as described in the Central Plant Lease.

         "Central Plant Lease" shall mean that certain Lease Agreement originally entered into between the Mortgagor, as "Landlord," and the Mortgagee, as "Tenant," effective as of April 23, 2001, as the same may be amended, supplemented or otherwise modified from time to time,

         "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

         "CGI" means CG Austria, Inc., a Delaware corporation and wholly owned subsidiary of WCL.

         "Chapter 11 Cases" means the cases commenced by the Debtors under chapter 11, title 11, United States Code, 11 U.S.C. sec. 101 et seq., in the Bankruptcy Court.

         "Confirmation Order" has the meaning specified in the Plan.

         "Credit Agreement" means that certain Second Amended and Restated Credit and Guaranty Agreement dated as of September 8, 1999, as amended and restated as of April 25, 2001, and as further amended and restated as of October 15, 2002, among WCL, as borrower, the guarantors party thereto, the Lenders, the Administrative Agent, JP Morgan Chase Bank as Syndication Agent, and Salomon Smith Barney Inc. and Merrill Lynch & Co., as Co-Documentation Agents, as the same may be further amended, restated, modified, supplemented, extended, renewed, consolidated, restructured, rearranged, refinanced, refunded or replaced from time to time.

         "Debtors" means WCG and CGI.

         "Default Rate" has the meaning specified in the Long-Term Note.

         "Effective Date" has the meaning specified in the Plan.

         "Equitable Mortgage" shall mean that certain Equitable Mortgage dated as of October 15, 2002 made by CGI to the Mortgagee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Excluded Property" means the following: (a) all equipment, machinery and other items of personal property (including the components thereof), together with all replacements, substitutions, renewals, modifications, alterations and additions thereto and the proceeds thereof, now or hereafter located in, on or affixed to the Improvements that are necessary or used predominantly for the operation of the telecommunications network owned or operated by Mortgagor and/or the Guarantors, including without limitation the items described on Exhibit C attached hereto; provided, however, notwithstanding anything to the contrary contained in this Mortgage (including the inclusion of any item described on Exhibit C), the Second Mortgage or the Loan Documents (as defined in the Second Mortgage), "Excluded Property" shall not include any real property or fixtures (as such term is defined in the Uniform Commercial Code) located in, on or affixed to the Improvements); and (b) any equipment or machinery (other than any equipment or machinery existing on the date hereof or any replacement thereof) securing purchase money indebtedness or operating leases of the Mortgagor incurred to finance the acquisition of such equipment or machinery if the written terms and conditions governing such purchase money indebtedness or operating leases prohibit other Liens on or security interests in the equipment or machinery financed thereunder.

         "Governmental Authority" shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions and which shall have jurisdiction on the matter in question.

         "Lenders" shall mean each of the Lenders from time to time party to the Credit Agreement.

         "Lien" shall mean any mortgage, security interest, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan Documents" means the Notes, this Mortgage, the Equitable Mortgage, the Pledge, UCC-1 financing statements and any other documents or instruments further evidencing or securing the Obligations.

         "Notes" means the collective reference to the Long-Term Note and the Short-Term Note.

         "Person" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means the Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors filed with the Bankruptcy Court on August 12, 2002, and the Plan Schedules and Plan Documents (as each such term is defined therein), and all supplements, appendices, and schedules to any of the foregoing, either in their present form or as any of them may be amended, restated, or modified from time to time.

         "Pledge" means that certain Pledge Agreement of even date herewith made by CGI for the benefit of the Mortgagee.

         "Uniform Commercial Code" means the Uniform Commercial Code as from time to time in effect in the State of Oklahoma.

         6.23 No Off-Set. All sums payable by the Mortgagor shall be paid without counterclaim, other compulsory counterclaims, set-off, or deduction and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as provided in Section 1.05 and Section 1.07 or as otherwise expressly provided herein) by reason of: (i) any damage or any condemnation of the Mortgaged Property or any part thereof; (ii) any title defect or encumbrance or any eviction from the Mortgaged Property or any part thereof by title paramount or otherwise; or (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagee or the Mortgagor, or any action taken with respect to this Mortgage by any agent or receiver of the Mortgagee. Except as may otherwise be expressly provided in the Notes, the Mortgagor waives, to the extent permitted by applicable law, all rights now or hereafter conferred by law or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Obligations.

         6.24 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS OF OKLAHOMA, WHICH IN EACH CASE IS LOCATED IN THE COUNTY OF TULSA, AND, BY EXECUTION AND DELIVERY OF THIS MORTGAGE, THE MORTGAGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH LEGAL ACTION OR PROCEEDING. THE MORTGAGOR HEREBY

FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE MORTGAGOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER THE MORTGAGOR. THE MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 6.03 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR ANY OTHER LOAN DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE MORTGAGEE, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE MORTGAGOR IN ANY OTHER JURISDICTION (INCLUDING THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED).

         (b) THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE MORTGAGOR AND THE MORTGAGEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         6.25 Future Advances. This Mortgage secures all Obligations under the Loan Documents, now or hereafter incurred, whether interest or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, if any, pursuant to the Notes or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Mortgagee, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The Lien of this Mortgage shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder's office of the county in which the Mortgaged Property is located.

         6.26 Mortgagor's Address. The address of the Mortgagee set forth in the first paragraph of this Mortgage is the mailing address of the Mortgagee for purposes of 19 O.S. Section 298 and 68 O.S. Section 3127.


                            [Signature Page follows]

                  IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the day and year first above written.


                                 WILLIAMS TECHNOLOGY CENTER, LLC,
                                      a Delaware limited liability company


                                 By: Williams Communications, LLC,
                                          a Delaware limited liability company,
                                          as sole member and manager

                                 By:  /s/ Howard S. Kalika
                                      ------------------------------------------
                                      Title: Vice President

STATE OF NEW YORK   )
                    )    ss:
COUNTY OF NEW YORK  )

                  This instrument was acknowledged before me this 15th day of October, 2002, by Howard S. Kalika as Vice President of Williams Communications, LLC, a Delaware limited liability company, as Sole Member and Manager of Williams Technology Center, LLC, a Delaware limited liability company.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                  /s/ Yahayra Reyes
                                  -----------------------

                                  Notary Public

                                  Print or Type Name:  Yahayra Reyes
                                                     ---------------------------
                                  My Commission Expires:
                                                        ------------------------


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